Filed Pursuant to Rule 424(b)(2)
Registration No. 333-296691

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities nor are they soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 11, 2026.

Preliminary Prospectus Supplement

(To Prospectus dated June 11, 2026)

Dell International L.L.C. and EMC Corporation

as Co-Issuers

$     % Senior Notes due 20

$      % Senior Notes due 20

$     % Senior Notes due 20

We are offering $      aggregate principal amount of     % Senior Notes due 20  (the “20 notes”), $     aggregate principal amount of      % Senior Notes due 20     (the “20    notes”) and $      aggregate principal amount of      % Senior Notes due 20 (the “20 notes” and, together with the 20 notes and the 20 notes, the “notes” and each, a “series” of notes). We refer to the offering of notes as the “Offering” in this prospectus supplement.

We intend to use the net proceeds of the Offering for general corporate purposes, which may include the repayment of debt. See “Use of Proceeds.”

The 20 notes will mature on     , 20 . We will pay interest on the 20    notes semi-annually in arrears on     and      of each year, commencing on      , 2026. The 20 notes will mature on     , 20 . We will pay interest on the 20    notes semi-annually in arrears on      and      of each year, commencing on     , 2026. The 20 notes will mature on    , 20 . We will pay interest on the 20 notes semi-annually in arrears on      and      of each year, commencing on    , 2026.

We may redeem some or all of the 20 notes at any time prior to    , 20 (the date that is     months prior to the maturity of the 20 notes), the 20 notes at any time prior to     , 20 (the date that is      months prior to the maturity of the 20 notes) and the 20 notes at any time prior to     , 20 (the date that is      months prior to the maturity of the 20 notes), at a price equal to 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest to, but not including, the redemption date, plus a “make-whole” premium, as described in this prospectus supplement.

On or after (i)     , 20 (the date that is     months prior to the maturity of the 20 notes), (ii)     , 20 (the date that is      months prior to the maturity of the 20 notes), and (iii)     , 20 (the date that is      months prior to the maturity of the 20 notes), we may redeem some or all of such notes at a redemption price equal to 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest to, but not including, the redemption date. See “Description of Notes—Optional Redemption.” Upon the occurrence of a Change of Control Triggering Event (as described herein), we may be required to offer to repurchase all of the notes then outstanding at 101% of the principal amount, plus any accrued and unpaid interest to, but not including, the repurchase date. See “Description of Notes—Change of Control Triggering Event.”

The notes offered hereby will rank equal in right of payment with all of the issuers’ existing and future senior indebtedness. For a more detailed discussion, see “Description of Notes.”

The notes will be guaranteed on a joint and several basis by Dell Technologies Inc., Denali Intermediate Inc. and Dell Inc. Such note guarantees will rank equal in right of payment with all existing and future senior indebtedness of such guarantors, including their guarantees of our obligations under our new revolving credit facility and our existing notes, and senior in right of payment to all future subordinated indebtedness of such guarantors. The notes will not be guaranteed by any of the issuers’ subsidiaries. See “Description of Notes—Note Guarantees.”

The notes will not be listed on any stock exchange, and currently there are no public markets for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)			Underwriting Discount			Proceeds to Us (before expenses)
	Per Note		Total	Per Note		Total	Per Note		Total
20 Notes		%	$		%	$		%	$
20 Notes		%	$		%	$		%	$
20 Notes		%	$		%	$		%	$

Combined Total			$			$			$

(1)	Plus accrued interest, if any, from , 2026 to the date of delivery.

The underwriters expect to deliver the notes to investors only in book-entry form through the facilities of The Depository Trust Company for the account of its participants including Euroclear Bank, SA/NV and Clearstream Banking S.A., on or about     , 2026.

Joint Book-Running Managers

Barclays	BofA Securities	Goldman Sachs & Co. LLC
HSBC	J.P. Morgan	PNC Capital Markets LLC

The date of this prospectus supplement is    , 2026.

Neither we nor the underwriters have authorized anyone to provide any information or make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus. We and the underwriters have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement, our business, financial condition, results of operations and prospects may have changed.

S-i

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “may,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “aim,” “seek,” and similar expressions as they relate to us or our management are intended to identify these forward-looking statements. All statements by us regarding our expected financial position, revenues, cash flows and other operating results, business strategy, legal proceedings and similar matters are forward-looking statements. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks, including the risks discussed in “Part I—Item 1A—Risk Factors” in our Annual Report (the “Annual Report”) on Form 10-K for the fiscal year ended January 30, 2026, in this prospectus supplement and the accompanying prospectus and in our other periodic and current reports filed with the Securities and Exchange Commission (the “SEC”). Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement after the date as of which such statement was made, whether to reflect changes in circumstances or our expectations, the occurrence of unanticipated events, or otherwise.

These statements regarding future events or our future performance or results inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements. The risks, contingencies and other uncertainties that could cause our business and actual results of operations, financial condition and prospects to differ materially from our expectations include, but are not limited to:

•	adverse global economic conditions and instability in financial markets;

•	competitive pressures;

•	the operating results of our business units;

•	our relationships with our product and component vendors;

•	our use of single-source or limited-source suppliers;

•	the nature of demands for artificial intelligence (“AI”) solutions;

•	management of our AI solutions and use of AI in our internal functions and operations;

•	failure to deliver high-quality products, software, and services, or to manage solutions and product and services transitions in an effective manner;

•	failure to successfully implement our cost efficiency plans;

•	security incidents, including cyber-attacks;

•	our foreign operations and ability to generate substantial non-U.S. net revenue;

•	product, service, customer, and geographic sales mix and seasonal sales trends;

•	the performance of our sales channel partners;

•	strategic acquisitions and dispositions we pursue;

•	access to the capital markets by us or our customers;

•	weak economic conditions, changing customer mix, and additional regulation;

•	counterparty default risks;

•	any material impairments to our goodwill or intangible assets;

•	the loss of, or reduction of services or rates under, any services contracts with our customers, including government contracts, and our ability to perform such contracts at our estimated costs;

•	our ability to develop and protect our proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms;

•	infrastructure disruptions, including disruptions to our information technology and manufacturing infrastructure;

•	our ability to effectively hedge our exposure to fluctuations in foreign currency exchange rates and interest rates;

•	adverse legislative or regulatory tax changes, expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other tax compliance matters;

•	declines in fair value or impairment of portfolio investments;

•	unfavorable results of legal proceedings;

•	evolving and varied stakeholder expectations and regulatory requirements with respect to sustainability and environmental, social, and governance activities;

•	the impact of climate-related risks and legal, regulatory, or market measures related to climate;

•	compliance with changing environmental and safety laws;

•	compliance requirements of anti-corruption laws, economic sanctions and other trade laws, human rights laws and other laws regulating our international operations;

•	our dependence on the services of our Chief Executive Officer and our loss of, or inability to continue to attract, retain and motivate, executive talent and other employees;

•	our level of indebtedness; and

•	other factors discussed under “Risk Factors” and elsewhere included in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

Because of these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. While we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, even if our expectations change or if new events, circumstances or information arises, and investors should not rely on those forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement, except as may be required under applicable federal securities law.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this Offering and the notes offered. The second part is the accompanying prospectus dated June 11, 2026. If the description of the Offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Before purchasing any notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Incorporation of Certain Information by Reference” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our filings with the SEC, including the filings that are incorporated by reference into this prospectus supplement or the accompanying prospectus, are available to the public on the SEC’s website at www.sec.gov. Investors also may consult our website for more information. Our website is www.dell.com and the Investors page of our website is https://investors.delltechnologies.com. The information contained in, or that may be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise expressly incorporated by reference herein):

•	Dell Technologies’ Annual Report on Form 10-K for the fiscal year ended January 30, 2026;

•	Dell Technologies’ Quarterly Report on Form 10-Q for the quarterly period ended May 1, 2026;

•

Those portions of our Proxy Statement for our 2026 Annual Meeting of Stockholders filed on May  15, 2026 that are incorporated by reference into Dell Technologies’ Annual Report on Form 10-K for the fiscal year ended January 30, 2026; and

•	Dell Technologies’ Current Reports on Form 8-K filed with the SEC on April 20, 2026 and June 10, 2026.

We also incorporate by reference all documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the Offering of the notes hereunder. Nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate information furnished but not filed with the SEC, unless specifically noted otherwise.

Any statement made in this prospectus supplement or the accompanying prospectus or in a document incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is incorporated by reference modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Dell Technologies Inc.

One Dell Way

Round Rock, Texas 78682

Attention: Investor Relations

Telephone: (512) 728-7800

In addition, you may access the documents incorporated by reference herein free of charge on the SEC’s website.

INDUSTRY AND MARKET DATA

This prospectus supplement includes and incorporates by reference information with respect to market share and other industry-related and statistical information, which are based on information from independent industry organizations and other third-party sources. We also have derived some industry and market information from our internal analysis based upon data available from such independent and third-party sources and our internal research. We believe such information to be accurate as of the date of this prospectus supplement. However, this information is subject to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. In addition, our internal research is based upon our understanding of industry conditions, and such information has not been verified by any independent sources. Neither we nor the underwriters can guarantee the accuracy or completeness of any such information contained or incorporated by reference in this prospectus supplement. Such information also involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. Certain trademarks and/or trade names are subject to registrations or applications to register with the United States Patent and Trademark Office or the equivalent in certain foreign jurisdictions, while others are not subject to registration but are protected by common law rights. These registered and unregistered marks include our corporate names, logos and website names used herein. Each trademark, service mark or trade name by any other company appearing in this prospectus supplement or the accompanying prospectus (or in documents we have incorporated by reference) belongs to its owner.

Solely for convenience, trademarks, service marks and trade names referred to in this prospectus supplement or the accompanying prospectus (or in documents we have incorporated by reference) may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks or trade names. We do not intend our use or display of other parties’ trademarks, service marks or trade names to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, those other parties.

BASIS OF PRESENTATION

This prospectus supplement and the accompanying prospectus include and incorporate by reference the historical financial statements and other financial data of Dell Technologies, a guarantor of the notes offered hereby. Each of the Issuers is a direct wholly-owned subsidiary of Dell Inc., a guarantor of the notes offered hereby, and an indirect wholly-owned subsidiary of Dell Technologies. No separate financial information has been provided in this prospectus supplement for Dell International or EMC.

Unless otherwise indicated or as the context otherwise requires, a reference in this prospectus supplement or the accompanying prospectus to:

•	the “Code” refers to the Internal Revenue Code of 1986, as amended;

•	“Company,” “Dell Technologies,” “we,” “our” or “us” refers to Dell Technologies Inc., a Delaware corporation, or, as the context requires, to Dell Technologies Inc. and its consolidated subsidiaries;

•	“Dell” refers to Dell Inc., a Delaware corporation and wholly-owned subsidiary of Dell Technologies, or, as the context requires, to Dell Inc. and its consolidated subsidiaries;

•

“Dell International” refers to Dell International L.L.C., a Delaware limited liability company and wholly-owned subsidiary of Dell Technologies, or, as the context requires, to Dell International L.L.C. and its consolidated subsidiaries;

•	“Denali Intermediate” refers to Denali Intermediate Inc., a Delaware corporation and wholly-owned subsidiary of Dell Technologies;

•	“DFS” refers to Dell Financial Services L.L.C. and its affiliates;

•

“DFS debt” primarily refers to debt issued from time to time, which is non-recourse to the Company and represents borrowings under securitization programs and structured financing programs, for which the Company’s risk of loss is limited to transferred loan and lease payments and associated equipment. As of May 1, 2026, approximately $9.3 billion of DFS debt was outstanding;

•	“EMC” refers to EMC Corporation, a Massachusetts corporation and wholly-owned subsidiary of Dell Technologies, or, as the context requires, to EMC Corporation and its consolidated subsidiaries;

•	“existing notes” refers to the Senior Notes and the Legacy Notes;

•	“guarantors” refers to the Company, Dell and Denali Intermediate;

•	“issuers” refers to Dell International and EMC and not to any of their subsidiaries;

•

“Legacy Notes” refers, collectively, to the 7.10% Senior Debentures due 2028, 6.50% Senior Notes due 2038 and 5.40% Senior Notes due 2040 issued by Dell, which are not guaranteed by any subsidiary or parent entity of Dell;

•	“new revolving credit facility” refers to our $6.0 billion unsecured revolving credit facility described under “Summary—Recent Developments”;

•

“Senior Notes” refers, collectively, to the 4.900% Senior Notes due 2026, the 6.100% Senior Notes due 2027, the 5.250% Senior Notes due 2028, the 4.750% Senior Notes due 2028, the 4.150% Senior Notes due 2029, the 5.300% Senior Notes due 2029, the 6.200% Senior Notes due 2030, the 4.350% Senior Notes due 2030, the 5.000% Senior Notes due 2030, the 4.500% Senior Notes due 2031, the 4.750% Senior Notes due 2032, the 5.300% Senior Notes due 2032, the 5.750% Senior Notes due 2033, the 5.400% Senior Notes due 2034, the 4.850% Senior Notes due 2035, the 5.500% Senior Notes due 2035, the 5.100% Senior Notes due 2036, the 8.100% Senior Notes due 2036, the 3.375% Senior Notes due 2041, the 8.350% Senior Notes due 2046 and the 3.450% Senior Notes due 2051 co-issued by Dell International and EMC, which are guaranteed by Dell Technologies, Denali Intermediate, and Dell Inc. Following our achievement of an investment grade rating, all of the collateral previously securing the Senior Notes outstanding as of that date was released and, as a result, the Senior Notes are currently unsecured; and

•	“underwriters” refers to the firms the marketing names of which are listed on the cover of this prospectus supplement.

Dell Technologies’ fiscal year is the 52- or 53-week period ending on the Friday nearest January 31. As used throughout this prospectus supplement and the accompanying prospectus:

•	“Fiscal 2026” refers to Dell Technologies’ fiscal year ended January 30, 2026.

Numerical figures included in or incorporated by reference into this prospectus supplement and the accompanying prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not represent arithmetic aggregations of the figures that precede them.

SUMMARY

This summary highlights selected information about the Offering and our business. It does not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement, including the section entitled “Risk Factors,” the accompanying prospectus and the documents incorporated herein by reference, before making an investment decision.

Overview of Dell Technologies

Dell Technologies is a leader in the global technology industry focused on providing broad and innovative technology solutions for the data and AI era. These solutions range from client devices and peripherals to infrastructure solutions across servers, networking, and storage to meet the evolving needs of our customers and drive better business outcomes. With our extensive portfolio and commitment to innovation, we design, deploy, and support secure, integrated solutions that extend from the edge to the core to the cloud. We deliver AI-optimized, software-defined, and cloud native infrastructure solutions across a broad partner ecosystem to help customers address evolving information technology (“IT”) needs, drive outcomes, and capture growth as customer spending priorities evolve.

Dell Technologies operates globally in over 170 countries, supported by a world-class organization across key functional areas, including technology and product development, marketing, sales, services, and financing. We have a number of operational advantages that provide a critical foundation for our success. We provide leading end-to-end solutions across our portfolio of products and services. Our go-to-market operations include an extensive direct sales force, with the ability to build deep customer relationships, and a global network of channel partners. Our global services footprint consists of service and support professionals and vendor-managed service centers that support customers across the world. Our world-class supply chain operates at a significant scale with the ability to remain agile in a variety of environments.

We offer customers choice in how they acquire our solutions, including utility, subscription, as-a-Service, leases, loans, and immediate pay models. These options allow our customers to pay upfront or over time, providing them with operational and financial flexibility.

Our vision is to become the most essential technology partner. We help customers address their IT needs and digital transformation objectives as they embrace today’s changing technology landscape. We intend to realize our vision by executing our strategy of leveraging our strengths to extend our leadership positions and capture new growth.

We believe we are well-positioned in our industry and that our results will continue to benefit from our operational advantages, which position us for long-term growth and value creation while keeping our purpose at the forefront of our decision-making: to create technologies that drive human progress.

Technology is rapidly evolving with demand for simple and holistic solutions as companies navigate an increasingly complex IT environment. To meet our customers’ needs, we invest in research and development, sales, and other key areas of our business to deliver superior products and solutions capabilities and to drive sustainable long-term growth.

The impacts of technological advancement and data expansion continue to be a force for progress as artificial intelligence and generative AI have become the next wave of technological innovation. Through each wave of technological progress, we look to advance our capabilities to change the way we work and make decisions, improve business outcomes and the customer experience, and reduce costs by leveraging new technology to optimize business processes. We believe our differentiated operating advantages, our leadership, and our way of doing business provide a foundation to foster growth, drive efficiencies, and capitalize on each successive wave of innovation in a dynamic industry.

Overview of Dell International, EMC, Denali Intermediate and Dell

Each of Dell International and EMC is a direct wholly-owned subsidiary of Dell and an indirect wholly- owned consolidated subsidiary of Dell Technologies. With respect to the additional guarantors, Denali Intermediate is a direct wholly-owned consolidated subsidiary of Dell Technologies, and Dell is a direct wholly-owned subsidiary of Denali Intermediate and an indirect wholly-owned consolidated subsidiary of Dell Technologies. Dell International, EMC, Denali Intermediate and Dell are holding companies that directly or indirectly hold all of the operating subsidiaries of Dell Technologies.

Corporate Information

Dell Technologies (under the name Denali Holding Inc.) was incorporated in the State of Delaware in 2013 in connection with the going-private transaction in October 2013 pursuant to which the public stockholders of Dell received cash for their shares of Dell Inc. common stock. Denali Holding Inc. changed its name to Dell Technologies Inc. on August 25, 2016. In addition, Dell Technologies anticipates changing its jurisdiction of incorporation to Texas, subject to the approval of stockholders. See “Recent Developments.” Our global corporate headquarters is located at One Dell Way, Round Rock, Texas 78682. Our telephone number is (512) 728-7800. Our website is www.dell.com and the Investors page of our website is https://investors.delltechnologies.com. Information contained or linked on our website is not incorporated by reference into this prospectus supplement and the accompanying prospectus and is not a part of this prospectus supplement and accompanying prospectus.

Dell International (under the name New Dell International LLC) was incorporated in the State of Delaware in 2016 in connection with Dell Technologies’ acquisition of EMC. New Dell International LLC changed its name to Dell International L.L.C. on September 8, 2016. Dell and Denali Intermediate were incorporated in the State of Delaware in 1987 and 2013, respectively. The principal address of Dell International, Denali Intermediate and Dell is One Dell Way, Round Rock, Texas 78682.

EMC was incorporated in Massachusetts in 1979. EMC’s corporate headquarters are located at 176 South Street, Hopkinton, Massachusetts 01748. EMC’s telephone number is (508) 435-1000.

Recent Developments

Redomestication

On May 3, 2026, Dell Technologies’ board of directors unanimously approved changing the jurisdiction of Dell Technologies’ state of incorporation from Delaware to Texas, subject to the approval of its stockholders (the “Redomestication”). The Redomestication, if approved, will be effected through a conversion of Dell Technologies pursuant to Section 266 of the Delaware General Corporation Law and Title 1, Chapter 10, Subchapter C of the Texas Business Organizations Code pursuant to, and in accordance with, a plan of conversion (the “Plan of Conversion”). By operation of the Plan of Conversion and upon consummation of the Redomestication, among other things, Dell Technologies will continue in existence as a Texas corporation and will continue to operate its business under its current name, “Dell Technologies Inc.” In addition, (i) each issued and outstanding share of our Class A, Class B and Class C common stock will be automatically converted into one outstanding share of Class A, Class B and Class C common stock, respectively, of the Texas corporation; and

(ii) each outstanding stock option, restricted stock unit, performance stock unit, other equity award or other right to acquire shares of Class C common stock of the Delaware corporation will continue in existence and automatically become a stock option, restricted stock unit, performance stock unit, other equity award or other right to acquire an equal number of shares, respectively, of Class C common stock of the Texas corporation under the same terms and conditions.

New Revolving Credit Facility

On June 10, 2026, Dell Technologies, Denali Intermediate, Dell, Dell International, as a borrower, and EMC, as a borrower, entered into a credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, and each of the lenders and other parties from time to time party thereto (the “new credit agreement”), which provides for a senior unsecured revolving credit facility. Also on June 10, 2026, and in connection with the entry into the new credit agreement, Dell International and EMC repaid in full and terminated all of their obligations and commitments under the prior credit agreement.

The new credit agreement, which matures on June 10, 2031, unless extended, provides Dell International and EMC with revolving commitments in an aggregate principal amount of $6,000,000,000 and with a letter of credit sub-facility of up to $500,000,000. The new credit agreement also allows Dell International and EMC to request incremental commitments on one or more occasions in a minimum amount of $10,000,000, provided that the Consolidated Interest Coverage Ratio (as defined in the new credit agreement), calculated on a pro forma basis, after giving effect to the incurrence of such commitment increase (assuming that the full amount of such commitment increase is drawn) and the use of proceeds thereof, shall not be less than 3.00:1.00 for the most recently completed four consecutive fiscal quarters of Dell Technologies for which financial statements have been delivered. The proceeds of the Loans (as defined in the new credit agreement) will be used by Dell and its subsidiaries for general corporate purposes.

Borrowings under the new credit agreement bear interest at a rate per annum equal to an applicable margin plus, at the borrowers’ option, either (a) the specified Secured Overnight Financing Rate (“SOFR”) or (b) a base rate. The margin applicable to SOFR and base rate borrowings varies based upon Dell Technologies’ existing credit ratings. The base rate is calculated based upon the greatest of the specified prime rate, the specified federal reserve bank rate plus 0.5%, and the specified term SOFR plus 1%. Borrowings under the new credit agreement may be voluntarily repaid at any time without premium or penalty, other than customary breakage costs.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes.

Terms of the Notes

Issuers	The notes will be co-issued by Dell International L.L.C. and EMC Corporation.

Securities Offered	$ aggregate principal amount of % senior notes due 20 .

$ aggregate principal amount of % senior notes due 20 .

$ aggregate principal amount of % senior notes due 20 .

Maturity Date	The 20 notes will mature on , 20 .

The 20 notes will mature on , 20 .

The 20 notes will mature on , 20 .

Interest Rate	Interest on the 20 notes will accrue at a rate of % per annum and will be payable in cash in arrears on and of each year, commencing on , 2026.

Interest on the 20 notes will accrue at a rate of % per annum and will be payable in cash in arrears on and of each year, commencing on , 2026.

Interest on the 20 notes will accrue at a rate of % per annum and will be payable in cash in arrears on and of each year, commencing on , 2026.

Interest will accrue from the issue date of the notes.

Guarantees	The notes will be guaranteed on a joint and several basis by Dell Technologies, Denali Intermediate and Dell. The notes will not be guaranteed by any of the issuers’ subsidiaries.

Ranking	The notes and the note guarantees will be:

•	senior unsecured obligations of the issuers and the guarantors;

•	senior in right of payment to any future subordinated indebtedness of the issuers and the guarantors;

•	pari passu in right of payment with all existing and future senior indebtedness of the issuers and the guarantors, including the new revolving credit facility and the existing notes;

•	structurally senior to the Legacy Notes that are issued by Dell, a parent entity of the issuers, and which are not guaranteed by the issuers; and

•

structurally subordinated to all existing and future indebtedness and other liabilities of subsidiaries of the issuers, consisting mainly of DFS debt, other than indebtedness and liabilities owed to one of the issuers or guarantors.

Optional Redemption	We may redeem some or all of (i) the 20 notes at any time prior to , 20 (the date that is months prior to the maturity of the 20 notes), (ii) the 20 notes at any time prior to , 20 (the date that is months prior to the maturity of the 20 notes) and (iii) the 20 notes at any time prior to , 20 (the date that is months prior to the maturity of the 20 notes), in each case, at a price equal to 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest to, but not including, the redemption date, plus a “make- whole” premium, as described in this prospectus supplement.

On or after (i) in the case of the 20 notes, , 20 (the date that is months prior to the maturity of the 20 notes), (ii) in the case of the 20 notes, , 20 (the date that is months prior to the maturity of the 20 notes) and (iii) in the case of the 20 notes, , 20 (the date that is months prior to the maturity of the 20 notes), we may redeem some or all of such notes at a redemption price equal to 100% of the principal amount of the notes redeemed, plus accrued and unpaid interest to, but not including, the redemption date. See “Description of Notes—Optional Redemption.”

Change of Control Triggering Event	If a Change of Control Triggering Event (as defined in “Description of Notes”) occurs with respect to the notes, we must offer to repurchase such series of notes at a redemption price equal to 101% of the principal amount thereof (or such higher amount as the issuers may determine) plus any accrued and unpaid interest to, but not including, the repurchase date. See “Description of Notes—Change of Control Triggering Event.” See “Risk Factors—Risks Related to the Notes and the Offering—We may not be able to finance a change of control offer as required by the Indenture that will govern the notes offered hereby.”

Certain Covenants	The Indenture (as defined in “Description of Notes”) that will govern the notes will contain covenants that limit the ability of the issuers and their respective restricted subsidiaries to:

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of their respective assets; and

•	enter into sale and leaseback transactions.

These covenants are subject to important exceptions and qualifications as described under “Description of Notes—Certain Covenants.”

Minimum Denominations	The notes will be issued and may be transferred only in minimum denominations of $2,000 and multiples of $1,000 in excess thereof.

Trading	The notes will be new securities for which there are currently no markets. We do not intend to apply for listing of the notes on any securities exchange. Although the underwriters have informed us that they intend to make a market in the notes of each series, they are not obligated to do so, and they may discontinue market-making activities at any time without notice. Accordingly, we cannot assure you that liquid markets for the notes will develop or, if such markets develop, that they will be maintained. See “Underwriting.”

Use of Proceeds	We intend to use the net proceeds of the Offering for general corporate purposes, which may include the repayment of debt. See “Use of Proceeds.”

Trustee	The Bank of New York Mellon Trust Company, N.A.

Risk Factors	You should consider carefully the risks, uncertainties and assumptions discussed under “Risk Factors” herein and in Dell Technologies’ Annual Report, along with the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding to invest in the notes.

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus supplement and the accompanying prospectus, including those discussed in Dell Technologies’ Annual Report and in other documents that Dell Technologies files with the SEC that update, supplement or supersede such information, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus, before purchasing the notes. This prospectus supplement and the accompanying prospectus contain forward-looking statements that involve risks and uncertainties. If any of the events or developments described in the risk factors below actually occur, our business, financial condition or results of operations could be materially and adversely impacted. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment.

Risks Related to the Notes and the Offering

The notes will be structurally subordinated to the debt and other liabilities of subsidiaries of the issuers, who will not guarantee the notes, and your right to receive payments on the notes could be adversely affected if any of such subsidiaries declares bankruptcy, liquidates or reorganizes.

Our obligations under the notes are structurally subordinated to the debt and other liabilities of subsidiaries of the issuers, who will not guarantee the notes. Holders of the notes will not have any claim as a creditor against such subsidiaries. In the event that any of such subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of their debt and their trade creditors will generally be entitled to payment on their claims from the assets of those subsidiaries before any of those assets are made available to us. Consequently, your claims in respect of the notes or note guarantees will be structurally subordinated to all of the liabilities of such subsidiaries. As of May 1, 2026, our non-guarantor subsidiaries (excluding the issuers) had $91.8 billion of total liabilities (excluding intercompany liabilities), all of which were structurally senior to the notes and the note guarantees.

The terms of the Indenture that will govern the notes provide only limited protection against significant corporate events that could adversely impact your investment in the notes.

While the Indenture that will govern the notes will contain terms intended to provide protection to noteholders upon the occurrence of certain events involving significant corporate transactions and our creditworthiness, these terms are limited and may not be sufficient to protect your investment in the notes. For example, certain important corporate events, such as leveraged recapitalizations, may not, under the Indenture that will govern the notes, constitute a “change of control” that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See “Description of Notes—Change of Control Triggering Event.”

In addition, the Indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur unsecured indebtedness;

•

restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

•	restrict our ability to make investments or to pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes; or

•	limit our ability to sell, merge or consolidate any of our subsidiaries.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the Indenture that will govern the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

We may not have sufficient cash flows from operating activities to service our indebtedness and meet our other cash needs and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make payments on and to refinance our indebtedness will depend on our ability to generate cash in the future. Our ability to generate cash will be subject to general economic, financial, competitive, legislative, regulatory and other factors, some of which are beyond our control. Our future cash flow, cash on hand and available borrowings may not be sufficient to meet our obligations and commitments. If we are unable to generate sufficient cash flow from operations in the future to service our indebtedness and to meet our other commitments, we will be required to adopt one or more alternatives, such as refinancing or restructuring our indebtedness (including the notes), selling material assets or operations or seeking to raise additional debt or equity capital. These actions may not be effected on a timely basis or on satisfactory terms or at all, or these actions may not enable us to continue to satisfy our capital requirements. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all our debts. See “Description of Notes.”

In addition, we conduct substantially all of our operations through our subsidiaries, none of which (other than the issuers and the guarantors) will be obligors under the notes. Accordingly, repayment of our indebtedness, including the notes, will be dependent in part on the generation of cash flow by our subsidiaries and their ability to make such cash available to the issuers or the guarantors by dividend, debt repayment or otherwise. Unless they are guarantors of the notes or our other indebtedness, the subsidiaries will not have any obligation to pay amounts due on the notes or our other indebtedness, as applicable, or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us or the issuers to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity, and under certain circumstances legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In the event that we, the issuers or the guarantors do not receive distributions from our subsidiaries, we may be unable to make the required principal and interest payments on our indebtedness, including the notes.

If we cannot make scheduled payments on our debt, we will be in default, and as a result, holders of the notes and certain of our other indebtedness could declare all outstanding principal and interest to be due and payable, the lenders under the new revolving credit facility could terminate their commitments to loan money and we could be forced into bankruptcy or liquidation, which, in each case, could result in your losing all or a portion of your investment in the notes.

We and our subsidiaries are not restricted from incurring significant additional debt, including significant secured debt and including in connection with significant transactions that would not constitute a change of control requiring us to repurchase the notes, but that could adversely affect our risk profile.

We and our subsidiaries may be able to incur substantial additional indebtedness, including significant additional secured indebtedness, in the future. The Indenture that will govern the notes, and the new credit agreement that governs the new revolving credit facility, do not restrict our ability to incur additional unsecured debt, except that the new credit agreement contains a quarterly covenant to maintain a consolidated interest coverage ratio of at least 3.00 to 1.00. In addition, while the new credit agreement restricts liens on the assets of Dell and its restricted subsidiaries to secure indebtedness (subject to certain exceptions described therein), the Indenture that will govern the notes will allow us to grant liens on our assets (other than Principal Properties, as described in “Description of Notes”) without ratably securing the notes. Under certain circumstances, the amount of secured and unsecured indebtedness that we may incur while remaining in compliance with these restrictions could be substantial.

Such additional indebtedness may be incurred in connection with certain transactions, including certain recapitalizations, that would not result in a change of control requiring us to repurchase the notes, but would increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.

We may not be able to finance a change of control offer as required by the Indenture that will govern the notes offered hereby.

Under the Indenture that will govern the notes offered hereby, upon the occurrence of a Change of Control Triggering Event, we will be required to offer to repurchase all of the notes then outstanding at 101% of the principal amount of the notes (or such higher amount as the issuers may determine), plus any accrued and unpaid interest, if any, to, but not including, the repurchase date. We may not be able to repurchase the notes upon a Change of Control Triggering Event because we may not have sufficient financial resources to purchase all of the notes that would be tendered upon a Change of Control Triggering Event. Our failure to repurchase the notes upon a Change of Control Triggering Event would cause an event of default under the Indenture that will govern the notes offered hereby and a cross-default under the new revolving credit facility. The new credit agreement governing the new revolving credit facility also provides that a change of control triggering event (as described therein) is an event of default that permits lenders to, among other things, terminate their commitments and accelerate the maturity of borrowings thereunder. Any of our future debt arrangements may contain similar provisions. We cannot assure you that we will have the financial resources available or that we will be permitted by our debt instruments to fulfill these obligations upon the occurrence of a Change of Control Triggering Event in the future. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the notes may be limited by law.

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

One of the circumstances under which a change of control may occur is upon the sale or disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law, and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

Ratings of the notes and other factors may affect the market prices and marketability of the notes.

We currently expect that, upon issuance, the notes will be rated by Moody’s, S&P, and Fitch. Such ratings will be limited in scope and will not address all material risks relating to an investment in the notes, but rather will reflect only the view of each rating agency at the time it issues the rating. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with the Offering or in connection with future events, such as future acquisitions. Holders of the notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or marketability of the notes. In addition, the condition of the financial markets, prevailing interest rates and other factors have fluctuated in the past and are likely to fluctuate in the future, which may adversely affect the market prices or marketability of the notes.

We cannot assure you that an active trading market will develop for the notes.

The notes constitute new issues of securities for which there are no existing trading markets. We do not currently plan to list the notes on any national securities exchange. We have been advised by the underwriters for this offering that they presently intend to make a market in the notes of each series after the consummation of the offering contemplated by this prospectus supplement, although they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. The liquidity of any market for the notes will depend upon the number of holders of those notes, our performance, the market for similar securities, the interest of securities dealers in making a market in those notes and other factors. Liquid trading markets may not develop for the notes. As a result, the market prices of the notes could be adversely affected.

USE OF PROCEEDS

We estimate that the net proceeds of the Offering (after underwriting discounts and before offering expenses) will be approximately $     million. We intend to use the net proceeds of the Offering for general corporate purposes, which may include the repayment of debt.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and total capitalization as of May 1, 2026:

•	on a historical basis; and

•

on an as adjusted basis after giving effect to (i) this Offering and (ii) our entry into the new revolving credit facility on June 10, 2026 and the related termination of our prior revolving credit facility.

The information in this table should be read in conjunction with “Use of Proceeds” included elsewhere in this prospectus supplement and the accompanying prospectus. You should also read the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the financial statements included in Dell Technologies’ Annual Report for Fiscal 2026 and Quarterly Report for the quarterly period ended May 1, 2026, in each case incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of May 1, 2026	As Adjusted for this Offering
	(in millions)
Cash and cash equivalents	$11,578	$

Debt:
Prior revolving credit facility	—
New revolving credit facility(1)	—
Existing notes	22,025
DFS debt	9,278
Notes offered hereby	—
Other debt	110

Total debt, principal amount	$31,413	$

Unamortized discounts, net of unamortized premium	(109)
Debt issuance costs	(143)

Total debt, carrying value	$31,161	$

Total stockholders’ equity (deficit)	(1,404)

Total capitalization	$29,757	$

(1)	See “Summary—Recent Developments.”

DESCRIPTION OF NOTES

The Notes (as defined below) offered by this prospectus supplement are “debt securities” as described in the accompanying prospectus. This description supplements the description of the debt securities found in the accompanying prospectus.

The Issuers will issue $     aggregate principal amount of     % Senior Notes due 20  (the “20  Notes”), $     aggregate principal amount of   % Senior Notes due 20  (the “20  Notes”) and $     aggregate principal amount of   % Senior Notes due 20 (the “20  Notes” and, together with the 20  Notes and the 20  Notes, the “Notes” and each, a “series” of Notes), pursuant to an indenture, dated as of January 24, 2023 (the “Base Indenture”), among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Base Indenture will be supplemented by a supplemental indenture, to be dated as of the Issue Date, for each series of Notes. Each supplemental indenture will set forth certain specific terms applicable only to the particular series of Notes governed thereby and references to the “Indenture” herein mean the Base Indenture as amended and supplemented by any supplemental indenture. The terms of the Notes will include the terms stated in the Indenture and the terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Base Indenture does not limit the amount of debt securities that the Issuers may issue thereunder. To the extent permitted by the Indenture, the Issuers may issue debt securities under the Base Indenture up to an aggregate principal amount as they may authorize from time to time.

The following description is only a summary of certain provisions of the Indenture and the Notes, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and the Notes, including the definitions therein of certain terms used below. We urge you to read each of these documents because they, not this description, define your rights as Holders. You may request copies of these agreements at the address of Parent set forth under the heading “Summary.”

Certain terms used in this description are defined under the heading “Certain Definitions.” In this section of the prospectus supplement, references to the “Issuers” are to Dell International and EMC, the co-issuers of the Notes offered hereby, and not any of their Subsidiaries.

Brief Description of the Notes

The Notes will be:

•	senior unsecured obligations of the Issuers;

•	senior in right of payment to any future subordinated indebtedness of the Issuers;

•	pari passu in right of payment with all existing and future senior indebtedness of the Issuers, including the new revolving credit facility and the existing notes;

•	structurally senior to the Legacy Notes that are issued by Dell, a Parent Entity of the Issuers, and which are not guaranteed by the Issuers; and

•

structurally subordinated to all existing and future indebtedness and other liabilities of Subsidiaries of the Issuers, other than indebtedness and liabilities owed to one of the Issuers or Guarantors.

Note Guarantees

On the Issue Date, the Guarantors, as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally guarantee, on a senior unsecured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuers under the

Notes and the Indenture, whether for payment of principal of, premium, if any, or interest on the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture.

The Guarantors on the Issue Date will be Parent, Denali Intermediate and Dell. The Notes will not be guaranteed by any Subsidiaries of the Issuers. The Note Guarantee of each Guarantor will be:

•	a senior unsecured obligation of such Guarantor;

•	senior in right of payment to all existing and future subordinated indebtedness of such Guarantor;

•

pari passu in right of payment with all existing and future senior indebtedness of such Guarantor, including guarantees of the Obligations under the new revolving credit facility and the existing notes;

•	structurally senior to the Legacy Notes; and

•

structurally subordinated to all existing and future indebtedness and other liabilities of Subsidiaries of the Issuers, other than indebtedness and liabilities owed to one of the Issuers or Guarantors.

Release of Note Guarantees

Each Note Guarantee of a series of Notes by a Guarantor shall provide by its terms that its Obligations under the Indenture with respect to such series and such Note Guarantee shall be automatically and unconditionally released and discharged upon the Issuers exercising the legal defeasance option or covenant defeasance option with respect to such series as described under “Legal Defeasance and Covenant Defeasance” or the Issuers’ obligations under the Indenture with respect to such series being discharged in accordance with the terms of the Indenture.

Paying Agent and Registrar for the Notes

The Issuers will maintain one or more paying agents for the Notes. The initial paying agent for the Notes will be the Trustee.

The Issuers will also maintain a registrar. The initial registrar will be the Trustee. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Issuers.

The Issuers may change the paying agents or the registrars without prior notice to the Holders. Parent or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes and fees required by law and due on transfer. The Issuers are not required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Alternate Offer or other tender offer. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered Holder will be treated as the owner of the Note for all purposes.

Principal and Maturity

The Issuers will issue the 20  Notes initially with an aggregate principal amount of $    , the 20  Notes initially with an aggregate principal amount of $     and the 20  Notes initially with an

aggregate principal amount of $    . The 20  Notes will mature on     , 20 , the 20  Notes will mature on     , 20     and the 20  Notes will mature on     , 20 . The Issuers may issue additional Notes of a series from time to time after this offering under the Indenture (“Additional Notes”). The Notes of a series offered hereby and any Additional Notes of such series subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase; provided that if any Additional Notes of a series are not fungible with the Notes of such series for U.S. federal income tax purposes, such Additional Notes of such series will have a separate CUSIP number and ISIN from the Notes of such series. Unless the context requires otherwise, references to “Notes” of a series for all purposes of the Indenture, the Note Guarantees and this “Description of Notes” include any Additional Notes of such series that are actually issued.

Interest

Interest on the 20  Notes will accrue at the rate of     % per annum and will be payable in cash semi-annually in arrears on     and      of each year commencing on     , 2026, to the Holders of record as of the close of business (if applicable) on the immediately preceding      and      (whether or not a Business Day). Interest on the 20 Notes will accrue at the rate of     % per annum and will be payable in cash semi-annually in arrears on and      of each year commencing on     , 2026, to the Holders of record as of the close of business (if applicable) on the immediately preceding      and      (whether or not a Business Day). Interest on the 20  Notes will accrue at the rate of     % per annum and will be payable in cash semi-annually in arrears on      and     of each year commencing on     , 2026, to the Holders of record as of the close of business (if applicable) on the immediately preceding      and      (whether or not a Business Day). Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Paying Agent maintained for such purpose as described under “Paying Agent and Registrar for the Notes” or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made in accordance with DTC’s applicable procedures. Until otherwise designated by the Issuers, the Issuers’ office or agency will be the office of the Trustee maintained for such purpose. If any interest payment date, the maturity date or any earlier required repurchase or redemption date falls on a day that is a Legal Holiday, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

Each of the 20  Notes, the 20  Notes and the 20  Notes will constitute a separate series of notes for purposes of the Indenture. The Notes will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Optional Redemption

Prior to     , 20 , in the case of the 20  Notes ( months prior to the maturity date of the 20  Notes) (the “20  Notes par call date”),     , 20 , in the case of the 20  Notes (    months prior to the maturity date of the 20  Notes) (the “20  Notes par call date”), and     , 20 , in the case of the 20 Notes (     months prior to the maturity date of the 20  Notes) (the “20  Notes par call date” and, together with the 20  Notes par call date and the 20  Notes par call date, each a “par call date”), the Issuers may redeem the Notes at their option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the applicable par call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus basis points (in the case of the 20 Notes), basis points (in the case of the 20 Notes) and basis points (in the case of the 20 Notes) less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the applicable par call date, the Issuers may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuers in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuers after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuers shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable par call date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable par call date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuers shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable par call date, as applicable. If there is no United States Treasury security maturing on the applicable par call date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable par call date, one with a maturity date preceding the applicable par call date and one with a maturity date following the applicable par call date, the Issuers shall select the United States Treasury security with a maturity date preceding the applicable par call date. If there are two or more United States Treasury securities maturing on the applicable par call date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuers shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuers’ actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no obligation to determine the redemption price or to verify the calculation of the redemption price.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. In addition, other than as required under “Change of Control Triggering Event,” the Issuers will not be required to offer to repurchase or redeem or otherwise modify the terms of any of the Notes upon a change in control of, or other events involving, Parent or any of its Subsidiaries which may adversely affect the creditworthiness of the Notes. The Issuers and their Affiliates may at any time and from time to time acquire the Notes by means other than a redemption, whether pursuant to a tender offer, purchases in the open market, in privately negotiated transactions or otherwise.

Change of Control Triggering Event

The Notes will provide that if a Change of Control Triggering Event occurs with respect to a series of Notes, unless, prior to or concurrently with the time the Issuers are required to make a Change of Control Offer, the Issuers have mailed or delivered, or otherwise sent through electronic transmission, a redemption notice with respect to all the outstanding Notes of such series as described under “Optional Redemption” or “Satisfaction and Discharge,” the Issuers will make an offer to purchase all of the Notes of such series pursuant to the offer described below (the “Change of Control Offer”) at a price in cash equal to 101% of the aggregate principal amount thereof (or such higher amount as the Issuers may determine (any Change of Control Offer at a higher amount, an “Alternate Offer”)) (such price, the “Change of Control Payment”) plus accrued and unpaid interest, if any, to, but excluding the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event with respect to a series of Notes, the Issuers will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes of such series to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1)

that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control Triggering Event,” and that all Notes of such series properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

(2)

the purchase price and the purchase date, which will be no earlier than 20 Business Days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”); provided, that the Change of Control Payment Date may be delayed, in the Issuers’ discretion, until such time (including more than 60 days after the date such notice is sent) as any or all such conditions referred to in clause (7) below shall be satisfied or waived;

(3)	that any Note of such series not properly tendered will remain outstanding and continue to accrue interest;

(4)

that unless the Issuers default in the payment of the Change of Control Payment plus accrued and unpaid interest on all properly tendered Notes of such series, all Notes of such series accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)

that Holders electing to have any Notes of such series purchased pursuant to a Change of Control Offer will be required to surrender such Notes of such series, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed or otherwise in accordance with the procedures of DTC, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)

that if less than all of such Holder’s Notes of such series are tendered for purchase, such Holder will be issued new Notes of such series (or, in the case of global notes, such Notes shall be reduced by such amount of Notes of such series that the Holder has tendered) and such new Notes will be equal in aggregate principal amount to the unpurchased portion of the Notes of such series surrendered (the unpurchased portion of the Notes of such series must be equal to $2,000 or an integral multiple of $1,000 in excess thereof);

(7)

if such notice is sent prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event or such other conditions specified therein and describing each such condition, and, if applicable, stating that, in the Issuers’ discretion, the Change of Control Payment Date may be delayed until such time as any or all such conditions shall be satisfied or waived (including more than 60 days after the notice is mailed or delivered), or that such purchase may not occur and such notice may be rescinded in the event that the Issuers reasonably believe that any or all such conditions (including the occurrence of the Change of Control Triggering Event) will not be satisfied or waived by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(8)	the other instructions, as determined by the Issuers, consistent with this covenant, that a Holder must follow.

While the Notes of a series are in global form and the Issuers make an offer to purchase all of the Notes of such series pursuant to the Change of Control Offer, a Holder of such series of Notes may exercise its option to elect for the purchase of the Notes of such series through the facilities of DTC, subject to its rules and regulations.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuers will, to the extent permitted by law,

(1)	accept for payment all Notes issued by them or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)	deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, plus accrued and unpaid interest thereon, and

(3)

deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

The new revolving credit facility provides, and any future credit agreements or other agreements relating to indebtedness to which the Issuers (or any of their Affiliates) become parties may provide, that certain change of control events with respect to Parent would constitute an event of default thereunder. If Parent experiences a change of control that triggers an event of default under the new revolving credit facility and/or any indebtedness governed by such other agreements, we could seek a waiver of such event of default or seek to refinance the new revolving credit facility and/or such other agreements. In the event we do not obtain such a waiver or refinance the new revolving credit facility and/or such other agreements, such event of default could result in amounts outstanding under the new revolving credit facility and/or such other agreements being declared due and payable.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control Triggering Event may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Notes and the Offering—We may not be able to finance a change of control offer as required by the Indenture that will govern the notes offered hereby.”

The Change of Control Triggering Event purchase feature of the Notes may in certain circumstances make it more difficult or discourage a sale or takeover of Parent, and, thus, the removal of incumbent management. The Change of Control Triggering Event purchase feature is a result of negotiations between the underwriters and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.

The Issuers will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer (including, for the avoidance of doubt, an Alternate Offer) in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer (including, for the avoidance of doubt, an Alternate Offer) may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event or such other conditions specified therein, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

With respect to the Notes of any series, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes of such series validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of such series that remain outstanding following such purchase on a date (the “Second Change of Control Payment Date”) at a price in cash equal to the Change of Control Payment (excluding any early tender premium or similar premium and any accrued and unpaid interest paid to any Holder pursuant to such Change of Control Payment) in respect of the Second Change of Control Payment Date, including, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Second Change of Control Payment Date, subject to the right of Holders of record of Notes of such series on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the Second Change of Control Payment Date.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any Person other than any Permitted Holders. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of Parent and its Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuers to make an offer to repurchase the Notes as described above. See “Risk Factors—Risks Related to the Notes and the Offering—Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.”

The provisions of the Indenture relating to the Issuers’ obligation to make a Change of Control Offer with respect to the Notes of any series upon a Change of Control Triggering Event may be waived or modified at any time with the written consent of the Holders of a majority in aggregate principal amount of the Notes of such series then outstanding. A Change of Control Offer (including, for the avoidance of doubt, an Alternate Offer)

may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of the Indenture, the Notes and/or the Note Guarantees so long as the tender of Notes by a Holder is not conditioned upon the delivery of consents by such Holder. In addition, the Issuers or any third party approved in writing by the Issuers that is making the Change of Control Offer (including, for the avoidance of doubt, an Alternate Offer) may increase or decrease the Change of Control Payment (or decline to pay any early tender or similar premium) being offered to Holders at any time in its sole discretion, so long as the Change of Control Payment is at least equal to 101% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest thereon.

Selection and Notice

In the case of a partial redemption or purchase, selection of the Notes of a series for redemption or purchase will be made by lot. No Notes of a principal amount of $2,000 or less will be redeemed or purchased in part. If any Note of a series is to be redeemed or purchased in part only, the notice of redemption or purchase that relates to the Note will state the portion of the principal amount of the Note to be redeemed or purchased. A new Note of such series in a principal amount equal to the unredeemed or unpurchased portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note; provided that the new Note will be only issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. For so long as the Notes are held by DTC (or another depositary), the redemption or purchase of the Notes shall be done in accordance with the policies and procedures of the depositary.

Notices of redemption or offer to purchase shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 10 days, but except as set forth in the immediately succeeding paragraph, not more than 60 days before the redemption date or purchase date to each Holder at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that notices of redemption may be delivered or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of any series of Notes or a satisfaction and discharge of the Indenture with respect to any series of Notes.

Notice of any redemption of, or any offer to purchase, the Notes may, at the Issuers’ discretion, be given in connection with another transaction (or series of related transactions) and prior to the completion or the occurrence thereof, and any such redemption or purchase may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event, as the case may be. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date or purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date or purchase date or by the redemption date or purchase date as so delayed, or such notice may be rescinded at any time in the Issuers’ discretion if the Issuers reasonably believe that any or all of such conditions will not be satisfied. In addition, the Issuers may provide in such notice or offer that payment of the redemption or purchase price and performance of the Issuers’ obligations with respect to such redemption or offer to purchase may be performed by another Person.

Notes called for redemption or purchase become due on the date fixed for redemption or purchase, unless such redemption or purchase is conditioned on the happening of a future event. On and after the redemption or purchase date, unless the Issuers default in payment of the redemption or purchase price, interest shall cease to accrue on Notes or portions of them called for redemption or purchase, unless such redemption or purchase remains conditioned on the occurrence of a future event.

The Issuers may redeem Notes pursuant to one or more of the relevant provisions in the Indenture, and a single notice of redemption may be delivered with respect to redemptions made pursuant to different provisions.

Any such notice may provide that redemptions made pursuant to different provisions will have different redemption dates and, with respect to redemptions that occur on the same date, may specify the order in which such redemptions are deemed to occur.

Certain Covenants

Limitation on Liens

The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien (except Permitted Liens) on any of their or any Restricted Subsidiary’s Principal Property (whether such Principal Property is now existing or owned or hereafter created or acquired) that secures indebtedness for borrowed money, unless the Notes are equally and ratably secured with (or, at an Issuer’s option, on a senior basis to) the indebtedness so secured.

Notwithstanding the immediately preceding paragraph, the Issuers and their Restricted Subsidiaries may, without equally and ratably securing the Notes, create, incur or assume any Lien which would otherwise be prohibited by the foregoing paragraph if, after giving effect thereto and at the time of determination, Aggregate Debt of the Issuers and their Restricted Subsidiaries secured by Liens on any of their respective Principal Properties does not exceed at any one time outstanding the greater of (x) $4,300 million and (y) 15% of Consolidated Net Tangible Assets.

Any Lien created for the benefit of the Holders of any series of Notes pursuant to the second paragraph under this “Limitation on Liens” covenant shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes of such series.

Limitation on Sale and Lease-Back Transactions

The Issuers will not, and will not permit any of their Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless (a) the Issuers or such Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property involved in such transaction at least equal in amount to the Attributable Indebtedness with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Notes pursuant to the first paragraph under “—Limitation on Liens,” or (b) the Issuers shall apply an amount equal to the net proceeds of the Attributable Indebtedness with respect to such Sale and Lease-Back Transaction within 365 days after such Sale and Lease-Back Transaction to the defeasance or retirement of any series of Notes or other indebtedness of the Issuers or a Restricted Subsidiary or to the purchase, construction or development of other assets or property.

Notwithstanding the foregoing, the Issuers and their Restricted Subsidiaries may enter into any Sale and Lease-Back Transaction which would otherwise be prohibited by the foregoing paragraph if, after giving effect thereto and at the time of determination, Aggregate Debt does not exceed at any one time outstanding the greater of (x) $4,300 million and (y) 15% of Consolidated Net Tangible Assets.

Certain Definitions

Set forth below are certain defined terms to be used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition,

“control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Aggregate Debt” means, as of the date of determination, the sum of (1) the aggregate principal amount of Indebtedness of the Issuers and their Restricted Subsidiaries secured by Liens (other than Permitted Liens) that is not permitted by the first paragraph under “Certain Covenants—Limitation on Liens” and (2) the Attributable Indebtedness of the Issuers and their Restricted Subsidiaries in respect of Sale and Lease-Back Transactions entered into pursuant to the second paragraph of “Certain Covenants—Limitation on Sale and Lease-Back Transactions.”

“Attributable Indebtedness” when used in connection with a Sale and Lease-Back Transaction relating to a Principal Property means, at the time of determination, the lesser of (a) the fair market value of property or assets involved in the Sale and Lease-Back Transaction, (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), computed by discounting from the respective due dates to such date such total net amount of rent at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the rate per annum equal to the weighted average interest rate per annum borne by the Notes of each series outstanding pursuant to the Indenture compounded semi-annually, or (c) if the obligation with respect to the Sale and Lease-Back Transaction constitutes a Financing Lease Obligation, the amount equal to the capitalized amount of such obligation determined in accordance with GAAP and included in the financial statements of the lessee. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

“Board” with respect to a Person means the board of directors (or similar body, including any sole or managing member, as applicable) of such Person or any committee thereof duly authorized to act on behalf of such board of directors (or similar body, including any sole or managing member, as applicable).

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of one or more of the following events after the Issue Date: (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, to any Person other than any Permitted Holders;

(1)	Parent becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Equity Interests of Parent (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of Parent having a majority of the aggregate votes on the Board of Parent, unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate or appoint directors of Parent having a majority of the aggregate votes on the Board of Parent;

(2)

Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of Parent or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Voting Stock of Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or any direct or indirect parent company of the surviving Person, measured by voting power rather than number of shares, immediately after giving effect to such transaction;

(3)	either of the Issuers shall cease to be a direct or indirect Subsidiary of Parent; or

(4)	the adoption by Parent of a plan providing for its liquidation or dissolution.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock (x) subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) as a result of veto or approval rights in any joint venture agreement, shareholder agreement or other similar agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of Parent owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred and (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s Parent Entity (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of such Parent Entity having a majority of the aggregate votes on the Board of such Parent Entity.

“Change of Control Triggering Event” means, with respect to any series of Notes, the occurrence of both a Change of Control and a Rating Decline with respect to such series of Notes.

“Consolidated Net Tangible Assets” means, at any time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (including, for the avoidance of doubt, Non-Financing Lease Obligations), except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under Financing Lease Obligations (such current liabilities referred to in this clause (1), less the items set forth in sub-clauses (a) through (c), the “Adjusted Current Liabilities”), and (2) to the extent included in such aggregate amount of assets, all intangible assets, goodwill, trade names, trademarks, patents, organization and development expenses, unamortized debt discount and expenses and deferred charges (other than capitalized unamortized product development costs, such as, without limitation, capitalized hardware and software development costs) (such items referred to in this clause (2), the “Intangible Assets”), all as set forth on the most recent consolidated balance sheet of Parent and its Subsidiaries as of the end of the most recently ended fiscal quarter prior to the applicable date of determination for which financial statements are available; provided that, for purposes of testing the covenants under the Indenture in connection with any transaction, (i) the assets and Intangible Assets of Parent and its Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets or Intangible Assets, as the case may be, that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination, including the transaction being tested under the Indenture and (ii) the Adjusted Current Liabilities of Parent and its Subsidiaries shall be adjusted to reflect any increase or decrease in Adjusted Current Liabilities as a result of such transaction being tested under the Indenture or any acquisitions or dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination.

“Dell” means Dell Inc., a Delaware corporation.

“Dell International” means Dell International L.L.C., a Delaware limited liability company.

“Denali Intermediate” means Denali Intermediate Inc., a Delaware corporation.

“Domestic Subsidiary” means any Subsidiary (other than a Foreign Subsidiary) that is organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia.

“DTC” means The Depository Trust Company.

“EMC” means EMC Corporation, a Massachusetts corporation.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Financing Lease Obligation” means an obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Fitch” means Fitch Inc. and any successor to its rating agency business.

“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of the United States of America or any state or territory thereof or the District of Columbia and any Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantor” means, with respect to each series of Notes, Parent, Denali Intermediate and Dell until, in each case, such Person is released from its Note Guarantee with respect to such series of Notes in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person with respect to (1) any rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, or the equivalent investment grade credit rating from any other Rating Agency substituted for Moody’s, S&P or Fitch pursuant to clause (b) of the definition of “Rating Agency.”

“Investors” means each of (1) Michael S. Dell and his Affiliates, related estate planning and charitable trusts and vehicles and his family members, and also upon Michael S. Dell’s death, (a) any Person who was an Affiliate of Michael S. Dell that upon his death directly or indirectly owns Equity Interests in any Parent Entity of Dell, Dell or any Subsidiary and (b) Michael S. Dell’s heirs, executors and/or administrators, (2) MSDC Management L.P., its Affiliates and any funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing or their respective Affiliates and (3) Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., Silver Lake Technology Investors V, L.P., Silver Lake Partners V DE (AIV), L.P., Silver Lake Partners V DE (AIV), L.P., SL SPV-2, L.P., Silver Lake Group, L.L.C. and their Affiliates and any funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing or their respective Affiliates, excluding, in each case, Denali Intermediate Inc. and its Subsidiaries and any portfolio companies of any of the foregoing.

“Issue Date” means     , 2026.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, (1) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (2) the interest of a vendor or a lessor under any conditional sale agreement, Financing Lease Obligation or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall a Non-Financing Lease Obligation be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Financing Lease Obligation.

“Nonrecourse Obligation” means indebtedness or other Obligations substantially related to (1) the acquisition of assets not previously owned by Dell or any of its Subsidiaries or (2) the financing of a project involving the development or expansion of properties of Dell or any of its Subsidiaries, as to which the obligee with respect to such indebtedness or Obligation has no recourse to Dell or any of its Subsidiaries or any assets of Dell or any of its Subsidiaries other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Note Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under the Indenture and the Notes.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any indebtedness; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest.

“Offering” has the meaning set forth on the cover of the prospectus supplement.

“Officer” means the Chairman of the Board, any Manager or Director, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Controller or the Secretary or any other officer designated by any such individuals of Parent or any other Person, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of Parent or an Issuer by an Officer of Parent or an Issuer or on behalf of any other Person, as the case may be, that meets the requirements set forth in the Indenture.

“Parent” means Dell Technologies Inc., a Delaware corporation, and any successor entity, as permitted by the Indenture.

“Parent Entity” means any Person that, with respect to another Person, owns more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of such other Person having a majority of the aggregate votes on the Board of such other Person.

“Permitted Holders” means (1) each of the Investors and members of management of Parent and its Subsidiaries who are holders of Equity Interests of Parent on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing or any Permitted Holder specified in the last sentence of this definition are members and any member of such group; provided, that, in the case of such group and any member of such group and without giving effect to the existence of such group or any other group, such Investors, members of management and Person or group specified in the last sentence of this definition, collectively, own, directly or indirectly, more than 50% of the total voting power of the Voting Stock entitled to vote for the election of directors of Parent having a majority of the aggregate votes on the Board of Parent held by such group, (2) any Permitted Parent and (3) any Permitted Plan. Any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) whose acquisition of beneficial ownership or assets or properties of Parent constitutes a Change of Control Triggering Event in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Liens” means:

(1)	Liens in effect as of the Issue Date;

(2)	Liens securing Obligations in respect of Notes outstanding on the Issue Date;

(3)

Liens existing on property at the time of its acquisition (by a merger, consolidation or amalgamation or otherwise) or existing on the property or shares of stock or other assets of any Person at the time such Person becomes a Subsidiary (whether or not such existing Liens thereon were given to secure the payment of all or any part of the purchase price thereof);

(4)

Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of Parent or any of its Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments and specific items of inventory or other goods and proceeds of Parent or any of its Subsidiaries securing Parent’s or such Subsidiary’s accounts payable or similar trade obligations in respect of bankers’ acceptances or documentary or trade letters of credit issued or created for the account of Parent or such Subsidiary to facilitate the purchase, shipment or storage of such inventory or other goods;

(5)

(a) rights of set-off, banker’s liens, netting agreements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments, (b) Liens securing obligations under letters of credit or (c) Liens securing, or otherwise arising from, judgements;

(6)

Liens arising from Uniform Commercial Code financing statements, including precautionary financing statements, or any similar filings made in respect of Non-Financing Leases or consignments entered into by Parent or any of its Subsidiaries;

(7)	Liens securing Hedging Obligations;

(8)	Liens on property or assets used to defease or to irrevocably satisfy and discharge indebtedness;

(9)	Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation;

(10)	Liens relating to future escrow arrangements securing Indebtedness;

(11)	Liens solely on any cash earnest money deposits made by Parent or any of its Subsidiaries in connection with any letter of intent or purchase agreement;

(12)

Liens to secure any indebtedness (including Financing Lease Obligations) incurred to finance the purchase, lease, construction, installation, replacement, repair or improvement of property (real or personal), equipment or any other asset, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, so long as such indebtedness exists at the date of such purchase, lease or improvement or is created within 24 months thereafter; provided, that Liens securing indebtedness permitted to be incurred pursuant to this clause (12) extend only to the assets purchased with the proceeds of such indebtedness, accessions to such assets and the proceeds and products thereof, any lease of such assets (including accessions thereto) and the proceeds and products thereof and customary security deposits in respect thereof; provided, however, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(13)	Liens in favor of Parent or any of its Subsidiaries or the Trustee; and

(14)

Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any indebtedness secured by any Lien referred to in this definition of “Permitted Liens” (including any accrued but unpaid interest thereon and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such modification, refinancing, refunding, extension, renewal or replacement); provided, however, that such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property, including after-acquired property that is (a) affixed or incorporated into the property covered by such Lien, (b) after-acquired property subject to a Lien securing such indebtedness, the terms of which indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (c) the proceeds and products thereof).

For purposes of determining compliance with this definition, (i) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but are permitted to be incurred in part under any combination thereof and of any other available exemption and (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Issuers shall, in their sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

For purposes of this definition, the term “indebtedness” shall be deemed to include interest on such indebtedness.

“Permitted Parent” means any Parent Entity that at the time it became a Parent Entity of Parent was a Permitted Holder pursuant to clause (1) of the definition thereof and was not formed in connection with, or in contemplation of, a transaction that would otherwise constitute a Change of Control.

“Permitted Plan” means any employee benefits plan of Parent or its Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) and the equipment located thereon which (a) is owned by the Issuers or any of its Subsidiaries; (b) has not been determined in good faith by the Board of the Issuers not to be materially important to the total business conducted by the Issuers and its Subsidiaries taken as a whole; and (c) has a net book value on the date as of which the determination is being made in excess of 1.0 % of Consolidated Net Tangible Assets as most recently determined on or prior to such date (including, for purposes of such calculation, the land, land improvements, buildings and such fixtures comprising such office, plant or facilities, as the case may be).

“Rating Agency” means (1) S&P, Moody’s and Fitch or (2) if S&P, Moody’s or Fitch or each of them shall not make a corporate rating with respect to the Issuers (or any Guarantor) or a rating on any series of the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Parent, which shall be substituted for any or all of S&P, Moody’s or Fitch, as the case may be, with respect to such corporate rating or the rating of such series of Notes, as the case may be.

“Rating Decline” means, with respect to any series of Notes, the occurrence of a decrease in the rating of the Notes of such series by one or more gradations by any two of three Rating Agencies (including gradations within the rating categories, as well as between categories), within 60 days after the earliest of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control and (z) public notice of the intention of Parent to effect a Change of Control (which 60-day period shall be extended so long as the rating of such series of Notes is under publicly announced ratings review for possible downgrade by either of such two Rating Agencies, it being understood that a change in ratings outlook shall not extend such 60-day period); provided, however, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Decline for purposes of the definition of Change of Control Triggering Event) unless each of such two Rating Agencies making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the Trustee in writing at Parent’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Decline); provided, further, that notwithstanding the foregoing, a Ratings Decline shall not be deemed to have occurred so long as such series of Notes has an Investment Grade Rating from at least two of three Rating Agencies.

“Restricted Subsidiary” means (1) any Subsidiary of an Issuer that (a) is a Wholly-Owned Subsidiary, (b) is a Domestic Subsidiary and (c) directly owns or directly leases any Principal Property and (2) any other Subsidiary that the Board of any Issuer may designate as a Restricted Subsidiary; provided, that “Restricted Subsidiary” shall not include Dell Financial Services L.L.C. or any other Subsidiary that is principally engaged in financing receivables, securitization transactions, factoring or other similar transactions.

“S&P” means S&P Global Ratings Inc. and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by an Issuer or any of its Restricted Subsidiaries of any Principal Property, which property has been or is to be sold or transferred by such Issuer or such Restricted Subsidiary to such Person, other than (1) any such transaction involving a lease for a term of not more than three years, (2) any such transaction between any Issuer and any Subsidiary of any Issuer or between Subsidiaries of any Issuer, (3) any such transaction executed by the time of or within 365 days after the latest of the acquisition, the completion of construction or improvement or the commencement of commercial operation of such Principal Property or (4) any such transaction entered into before the Issue Date or entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary.

“Subsidiary” means, with respect to any Person:

(1)

any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)	any partnership, joint venture, limited liability company or similar entity of which:

(a)

more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b)	such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

For the avoidance of doubt, any entity that is owned at a 50% or less level (as described above) shall not be a “Subsidiary” for any purpose under the Indenture, regardless of whether such entity is consolidated on Parent’s or any of its Subsidiaries’ financial statements.

“Trustee” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces it and, thereafter, means the successor.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

BOOK ENTRY; DELIVERY AND FORM

The notes will initially be represented by one or more fully registered global notes (“Global Notes”). Each such global note will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Notes will be issued at the closing of the Offering only against payment in immediately available funds.

Investors may hold interests in a Global Note through DTC in the United States if they are participants in DTC or indirectly hold such interests through organizations that are participants in DTC. Clearstream Banking S.A. (“Clearstream, Luxembourg”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s name on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

•	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

•

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream, Luxembourg) that are Participants. Citibank, N.A. acts as depositary for Clearstream, Luxembourg, and JPMorgan Chase Bank acts as depositary for Euroclear. All interests in a Global Note, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture that will govern the notes for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the trustee thereunder will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we nor any agent of ours or either trustee has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be our responsibility or the responsibility of DTC or either trustee. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream, Luxembourg will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary. However, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under any of the notes, DTC reserves the right to exchange the Global Notes in respect of such notes for legended notes in certificated form and to distribute such notes to its Participants.

Although DTC, Euroclear, and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear, and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of our or its agents will have any responsibility for the performance by DTC, Euroclear, or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

•

DTC (1) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (2) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary; or

•	there has occurred and is continuing an event of default with respect to such notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time-zone differences, credits of interests in the Global Notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in such Global Notes settled during such processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in the Global Notes by or through a Clearstream, Luxembourg participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the notes as of the date hereof. This summary deals only with notes that are held as capital assets (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”)) by persons who purchase the notes for cash upon original issuance at their “issue price” (the first price at which a substantial amount of notes of the applicable series is sold for money to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of an underwriter, placement agent or wholesaler).

This summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are a person subject to special tax treatment under the United States federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt entity;

•	an insurance company;

•	a controlled foreign corporation;

•	a passive foreign investment company;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a U.S. Holder (as defined below) that holds notes through a non-U.S. broker or other non-U.S. intermediary;

•	a partnership or other pass-through entity (or an investor in such entity) for United States federal income tax purposes;

•	a person required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement;

•	a U.S. Holder (as defined below) whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate.

In addition, this summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are a holder of our 2026 Notes.

The discussion below is based upon the provisions of the Code, United States Treasury regulations, administrative rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below. In addition, we have not sought any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below, and there can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below.

If any entity classified as a partnership for United States federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the notes, you should consult your tax advisors.

This summary does not represent a detailed description of the United States federal income tax consequences to you in light of your particular circumstances and does not address the effects of any other United States federal tax laws (such as the Medicare contribution tax on net investment income) or any state, local or non-United States tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes.

If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of the notes, as well as any consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Consequences to U.S. Holders

The following is a summary of certain United States federal income tax consequences that will apply to you if you are a U.S. Holder.

As used herein, “U.S. Holder” means a beneficial owner of a note that is, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Payments of Stated Interest

Stated interest on a note will generally be taxable to you as ordinary income at the time it is paid or accrued, in accordance with your method of accounting for United States federal income tax purposes. We expect, and this summary assumes, that the notes will not be issued with more than a de minimis amount of original issue discount for United States federal income tax purposes.

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes

Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, you will generally recognize gain or loss in an amount equal to the difference, if any, between the amount realized upon the sale, exchange, retirement, redemption or other taxable disposition (less any amount attributable to any accrued but unpaid stated interest, which will be taxable as ordinary income for United States federal income tax purposes to the extent not previously included in income) and the adjusted tax basis of the note. Your adjusted tax basis in a note will, in general, be your cost for that note. Any gain or loss will be capital gain or loss and will generally be long-term capital gain or loss if you have held the note for more than one year. Long-term capital gains of non-corporate U.S. Holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting will apply to payments of interest and to the proceeds of a sale or other taxable disposition (including a retirement or redemption) of a note paid to you (unless you are an exempt recipient). Backup withholding may apply to payments described in the preceding sentence if you fail to provide a correct taxpayer identification number or a certification that you are not subject to backup withholding, or if you fail to report in full dividend and interest income.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is timely furnished to the IRS.

Consequences to Non-U.S. Holders

The following is a summary of certain United States federal income tax consequences that will apply to you if you are a Non-U.S. Holder.

“Non-U.S. Holder” means a beneficial owner of a note, other than an entity treated as a partnership for United States federal income tax purposes, that is not a U.S. Holder (as defined above).

United States Federal Withholding Tax

Subject to the discussion below concerning backup withholding and FATCA, United States federal withholding tax will not apply to any payment of interest on a note under the “portfolio interest” rule, provided that:

•	the interest is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually or constructively own stock possessing 10% or more of the total combined voting power of all classes of the voting stock (within the meaning of the Code and applicable United States Treasury regulations) of Dell Inc. or EMC Corporation;

•	you are not a controlled foreign corporation that is actually or constructively related to Dell Inc. or EMC Corporation through stock ownership;

•	you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an applicable IRS Form W-8 (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold the note through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of interest made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (b) IRS Form W-8ECI (or other applicable form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—United States Federal Income Tax”). Alternative documentation may be applicable in certain situations. The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you recognize on the sale, exchange, retirement, redemption or other disposition of a note.

United States Federal Income Tax

If interest on the notes is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), you generally will be subject to United States federal income tax on such interest on a net income basis in generally the same manner as if you were a United States person as defined under the Code. In addition, if you are a corporation, you may be subject to a branch profits tax equal to 30% (or a lower rate under an applicable income tax treaty) of your effectively connected earnings and profits attributable to such interest, subject to adjustments. Interest received in respect of the notes that is effectively connected with a U.S. trade or business (whether or not an income tax treaty applies) will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above in “—United States Federal Withholding Tax” are satisfied.

Subject to the discussion of backup withholding below, any gain recognized on the sale, exchange, retirement, redemption or other taxable disposition of a note generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case such gain generally will be subject to United States federal income tax (and possibly branch profits tax) in generally the same manner as effectively connected interest income is taxed as described above; or

•

you are an individual who is present in the United States for 183 days or more in the taxable year of such disposition, and certain other conditions are met, in which case you will be subject to a 30% United States federal income tax on any gain recognized (except as otherwise provided by an applicable income tax treaty), which may be offset by certain United States-source capital losses.

Information Reporting and Backup Withholding

Information reporting to the IRS will generally apply to payments of interest made to you and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest on the notes provided that the applicable withholding agent has received from you the required certification that you are a Non-U.S. Holder described above in the fifth bullet point under “—Consequences to Non-U.S. Holders—United States Federal Withholding Tax,” or you otherwise establish an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including a retirement or redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify under penalties of perjury that you are a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest income paid on the notes to (i) a “foreign financial institution” (as specifically defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). These rules generally apply regardless of whether the foreign financial institution or non-financial foreign entity is the beneficial owner of the notes or an intermediary. If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Consequences to Non-U.S. Holders—United States Federal Withholding Tax,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of the notes, proposed United States Treasury regulations, upon which taxpayers may rely until final regulations are issued, eliminate FATCA withholding on payments of gross proceeds. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by (i) “employee benefit plans” within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility and/or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) or (ii) pursuant to ERISA or other applicable law (each of the foregoing described in clauses (i), (ii) and (iii) referred to as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or any authority or control over the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Each Plan should consider the fact that none of the issuers, the guarantors, the underwriters nor any of their respective affiliates will act as a fiduciary to any Plan with respect to any decisions with respect to the notes, including any decision whether to acquire notes and is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, with respect to taking or not taking action in connection with the notes.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Plans that are “governmental plans” (as defined in Section 3(32) of ERISA or Section 414(d) of the Code), certain “church plans” (as defined in Section 3(33) of ERISA or Section 414(e) of the Code), and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the fiduciary responsibility requirements of ERISA or the prohibited transaction provisions of ERISA or Section 4975 of the Code but may be subject to similar prohibitions under other applicable Similar Laws. The acquisition and/or holding of the notes by a Covered Plan with respect to which any of the issuers, the guarantors, the underwriters or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation: PTCE 84-14, respecting transactions determined by independent qualified professional asset managers; PTCE 90-1, respecting insurance company pooled separate accounts; PTCE 91-38, respecting bank collective investment funds; PTCE 95-60, respecting life insurance company general accounts; and PTCE 96-23, respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Covered Plan and a person or entity that is a party in interest or disqualified person with respect to the Covered Plan solely by reason of providing services to the Covered Plan or a relationship with such a service provider, provided that neither the person transacting with the Covered Plan nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Covered Plan involved in the transaction and provided further that the Covered Plan receives no less than and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the transaction. Each of the above noted exemptions contains certain conditions and limitations on its application. Fiduciaries of Plans considering acquiring and/or holding the notes in reliance on any of these or any other exemption should carefully review the exemption to ensure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of the notes (or any interest therein), each purchaser and subsequent transferee of the notes (or any interest therein) will be deemed to have represented and warranted that either (i) no portion of the assets used by or on behalf of such purchaser or transferee to acquire or hold the notes (or any interest therein) constitutes assets of any Plan or (ii)(a) the acquisition and holding of the notes (or any interest therein) by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws, and (b) none of the issuers, the guarantors, the underwriters nor any of their respective affiliates is its fiduciary with respect to all decisions with respect to the notes, including whether to invest in and/or hold the notes.

The foregoing discussion is general in nature and is not intended to be all inclusive and should not be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes. Each purchaser or subsequent transferee has exclusive responsibility for ensuring that their purchase and holding of the notes (or any interest therein) does not violate the fiduciary responsibility rules of ERISA or the prohibited transaction rules of ERISA or the Code or the provisions of applicable Similar Laws. The sale of any notes to a Plan is in no respect a representation by us, the underwriters or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such investment is appropriate for Plans generally or any particular Plan.

UNDERWRITING

Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and PNC Capital Markets LLC are acting as joint book-running managers and representatives of each of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of 20 Notes	Principal Amount of 20 Notes	Principal Amount of 20 Notes
Barclays Capital Inc.	$	$	$
BofA Securities, Inc.
Goldman Sachs & Co. LLC
HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC
PNC Capital Markets LLC

Total	$	$	$

The underwriting agreement provides that the obligations of the underwriters to purchase the notes are subject to approval of legal matters by counsel and to other conditions. The underwriters must purchase all of the notes if they purchase any of the notes. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Notes sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. After the initial offering, the public offering prices, concessions or any other term of the offering may be changed.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering:

Paid by us
Per 20 Note		%
Per 20 Note		%
Per 20 Note		%

Total	$

We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $    .

General

The issuers and the guarantors have agreed to indemnify the several underwriters against liabilities that could arise including liabilities under the Securities Act or to contribute to payments that the underwriters may be required to make because of any of those liabilities.

The notes will be new securities for which there are currently no markets. The notes will not be listed on any securities exchange or automated quotation system. Although the underwriters have informed us that they intend to make a market in the notes of each series, they are not obligated to do so, and they may discontinue market-making activities at any time without notice. Accordingly, we cannot assure you that liquid markets for the notes will develop or, if such markets develop, that they will be maintained.

We expect that delivery of the notes will be made against payment therefor on or about     , 2026, which is the   business day following the date of pricing of the notes (this settlement cycle being referred to as “T+ ”). Since trades in the secondary market generally settle in one business day, purchasers who wish to trade their notes on any date prior to the first business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+ , to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on any date prior to the first business day before delivery should consult their own advisors.

In connection with the Offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the Offering.

•	Stabilizing transactions involve bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum.

•	Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions.

•

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering short positions or making a stabilizing purchase, repurchase notes originally sold by that syndicate member to cover positions.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market prices of the notes. These over-allotments, stabilizing transactions, covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have provided and/or may provide in the future, investment banking, commercial banking and other financial services for us and our affiliates in the ordinary course of business, for which they have received and will receive customary compensation. Affiliates of certain of the underwriters act as agents and/or lenders under the new revolving credit facility, and have received fees in connection with such roles. Certain of the underwriters or their affiliates also act as lenders and/or agents under certain of our structured financing debt and/or are holders of our other debt and in the event the net proceeds of this Offering are applied to repay debt, such underwriters or their affiliates may receive a portion of the net proceeds of this Offering. In addition, a member of the Dell Technologies board of directors is also a director of Goldman Sachs Group Inc., an affiliate of one of the underwriters.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers, and may at any time hold long and short positions in such securities and instruments and such investment and securities activities may involve our securities and/or instruments. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, certain of the underwriters or their affiliates are likely to hedge or otherwise reduce, and certain other of these underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and/or their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold for their own account and for the accounts of their customers, or recommend to clients that they acquire long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and (b) the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended or superseded, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is neither (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). For the purpose of this provision, the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes”. Consequently, no disclosure document required by the UK Financial Conduct Authority (“FCA”) Product Disclosure sourcebook (“DISC”) for offering, selling or distributing consumer composite investments or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the UK will be made pursuant to an exception from the prohibition on offers of notes to the public under the POATRs. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the POATRs or the FCA Prospectus Rules: Admission to Trading on a Regulated Market sourcebook.

In the UK, this prospectus supplement and any other material in relation to the notes described herein is only being distributed to, and is only directed at, (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) persons outside the UK or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the UK, any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement or its contents.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement or the accompanying prospectus. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (the “DIFC”), this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Hong Kong

Each underwriter represents, warrants and agrees that (i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that

Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”). The underwriters have agreed that they have not, directly or indirectly, offered or sold and will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than:

(1)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(2)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(3)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(1)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(2)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuers have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the Offering.

Notice to Prospective Investors in Taiwan

The notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the notes or the provision of information relating to the offering of the notes, including, but not limited to, this prospectus supplement and the accompanying prospectus. The notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered or sold in Taiwan.

LEGAL MATTERS

Certain legal matters in connection with the Offering will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. An investment vehicle comprised of several partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others own interests representing less than 1% of the capital commitments of funds affiliated with Silver Lake Management Company III, L.L.C. and Silver Lake Management Company IV, L.L.C. Certain legal matters in connection with the Offering will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended January 30, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Dell International L.L.C.

EMC Corporation

Debt Securities

Guarantees of Debt Securities

Dell International L.L.C. (“Dell International”) and EMC Corporation (“EMC” and, together with Dell International, the “Issuers”) may, from time to time, offer and sell debt securities. Debt securities issued by the Issuers may be guaranteed by Dell Technologies (as defined below) and any of the additional Registrant Guarantors named in the Table of Additional Registrant Guarantors (the “additional Registrant Guarantors”). Any debt securities issued will be the senior unsecured obligations of the Issuers, Dell Technologies and, as applicable, one or more of the additional Registrant Guarantors.

The Issuers may offer and sell these debt securities separately or together, in one or more series and in amounts, at prices and on terms described in one or more offerings. When the Issuers decide to sell a particular series of these debt securities, the terms of the debt securities, including the initial offering price and the aggregate amount of the offering, will be provided in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

The debt securities may be sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of debt securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in securities registered hereby involves risks. See “Risk Factors” beginning on page 7 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in any securities.

Neither the United States (the “U.S.”) Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 11, 2026.

We have not authorized anyone to provide any information or make any representations other than those contained in this prospectus, the related registration statement, in any applicable prospectus supplement, free writing prospectus or in the materials that we have incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. The Issuers are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement, any such free writing prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that the Issuers, Dell Technologies and the additional Registrant Guarantors filed with the SEC, as Dell Technologies is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus provides you with a general description of the securities the Issuers, Dell Technologies and the additional Registrant Guarantors may offer. Each time this prospectus is used to offer securities, a prospectus supplement will be provided and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and other material terms of the securities being offered at that time. The prospectus supplement and any applicable pricing supplement may also add, update or change the information in this prospectus. You should read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the information contained in the documents referred to under the heading “Where You Can Find More Information.” If there is any inconsistency between information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the applicable prospectus supplement or free writing prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “may,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “aim,” “seek,” and similar expressions as they relate to us or our management are intended to identify these forward-looking statements. All statements by us regarding our expected financial position, revenues, cash flows and other operating results, business strategy, legal proceedings and similar matters are forward-looking statements. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks, including the risks discussed in “Part I — Item 1A — Risk Factors” in our Annual Report (the “Annual Report”) on Form 10-K for the fiscal year ended January 30, 2026, in this prospectus and in our other periodic and current reports filed with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement after the date as of which such statement was made, whether to reflect changes in circumstances or our expectations, the occurrence of unanticipated events, or otherwise.

These statements regarding future events or our future performance or results inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements. The risks, contingencies and other uncertainties that could cause our business and actual results of operations, financial condition and prospects to differ materially from our expectations include, but are not limited to:

•	adverse global economic conditions and instability in financial markets;

•	competitive pressures;

•	the operating results of our business units;

•	our relationships with our product and component vendors;

•	our use of single-source or limited-source suppliers;

•	the nature of demands for artificial intelligence (“AI”) solutions;

•	management of our AI solutions and use of AI in our internal functions and operations;

•	failure to deliver high-quality products, software, and services, or to manage solutions and product and services transitions in an effective manner;

•	failure to successfully implement our cost efficiency plans;

•	security incidents, including cyber-attacks;

•	our foreign operations and ability to generate substantial non-U.S. net revenue;

•	product, service, customer, and geographic sales mix and seasonal sales trends;

•	the performance of our sales channel partners;

•	strategic acquisitions and dispositions we pursue;

•	access to the capital markets by us or our customers;

•	weak economic conditions, changing customer mix, and additional regulation;

•	counterparty default risks;

•	any material impairments to our goodwill or intangible assets;

•	the loss of, or reduction of services or rates under, any contracts with our customers, including government contracts, and our ability to perform such contracts at our estimated costs;

•	our ability to develop and protect our proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms;

•	infrastructure disruptions, including disruptions to our information technology and manufacturing infrastructure;

•	our ability to effectively hedge our exposure to fluctuations in foreign currency exchange rates and interest rates;

•	adverse legislative or regulatory tax changes, expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other tax compliance matters;

•	declines in fair value or impairment of portfolio investments;

•	unfavorable results of legal proceedings;

•	evolving and varied stakeholder expectations and regulatory requirements with respect to sustainability and environmental, social, and governance activities;

•	the impact of climate-related risks and legal, regulatory, or market measures related to climate;

•	compliance with changing environmental and safety laws;

•	compliance requirements of anti-corruption laws, economic sanctions and other trade laws, human rights laws and other laws regulating our international operations;

•	our dependence on the services of our Chief Executive Officer and our loss of, or inability to continue to attract, retain and motivate, executive talent and other employees;

•	our level of indebtedness; and

•	other factors discussed under “Risk Factors” and elsewhere included in or incorporated by reference into this prospectus.

Because of these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. While we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, even if our expectations change or if new events, circumstances or information arises, and investors should not rely on those forward-looking statements as representing our views as of any date subsequent to the date of this prospectus, except as may be required under applicable federal securities law.

INDUSTRY AND MARKET DATA

This prospectus and the documents incorporated by reference herein include information with respect to market share and other industry-related and statistical information, which are based on information from independent industry organizations and other third-party sources. We also have derived some industry and market information from our internal analysis based upon data available from such independent and third-party sources and our internal research. We believe such information to be accurate as of their respective dates. However, this information is subject to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. In addition, our internal research is based upon our understanding of industry conditions, and such information has not been verified by any independent sources. We cannot guarantee the accuracy or completeness of any such information contained or incorporated by reference in this prospectus. Such information also involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. Certain trademarks and/or trade names are subject to registrations or applications to register with the United States Patent and Trademark Office or the equivalent in certain foreign jurisdictions, while others are not subject to registration but are protected by common law rights. These registered and unregistered marks include our corporate names, logos, and website names used herein. Each trademark, service mark, or trade name by any other company appearing in this prospectus or any accompanying prospectus supplement (or in documents we have incorporated by reference) belongs to its owner.

Solely for convenience, trademarks, service marks, and trade names referred to in this prospectus or any accompanying prospectus supplement (or in documents we have incorporated by reference) may appear without the ®, TM, or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensors to these trademarks, service marks or trade names. We do not intend our use or display of other parties’ trademarks, service marks or trade names to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, those other parties.

BASIS OF PRESENTATION

This prospectus includes and incorporates by reference the historical consolidated financial statements and other financial data of Dell Technologies, which may guarantee any debt securities offered pursuant to the registration statement of which this prospectus forms a part. Each of the Issuers is a direct wholly-owned subsidiary of Dell Inc., an additional Registrant Guarantor, and an indirect wholly-owned subsidiary of Dell Technologies. No separate financial information has been provided in this prospectus for Dell International or EMC.

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “Dell Technologies,” “we,” “our,” or “us” refer to Dell Technologies Inc., a Delaware corporation, or, as the context requires, to Dell Technologies Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our filings with the SEC, including the filings that are incorporated by reference into this prospectus, are available to the public on the SEC’s website at www.sec.gov. Investors also may consult our website for more information. Our website is www.dell.com and the Investors page of our website is https://investors.delltechnologies.com. The information contained in, or that may be accessed through, our website is not incorporated by reference into this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of Dell Technologies or its subsidiaries, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC (including any prospectus supplement) will automatically update and supersede this information. We incorporate by reference the documents listed below (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise expressly incorporated by reference herein):

•

Dell Technologies’ Annual Report on Form 10-K for the fiscal year ended January  30, 2026 (including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2026 Annual Meeting of Stockholders filed on May 15, 2026);

•	Dell Technologies’ Quarterly Report on Form 10-Q for the quarter ended May 1, 2026; and

•	Dell Technologies’ Current Reports on Form 8-K filed with the SEC on April 20, 2026 and June 10, 2026.

We also incorporate by reference all documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities hereunder. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC, unless specifically noted otherwise.

Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated by reference modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Dell Technologies Inc.

One Dell Way

Round Rock, Texas 78682

Attention: Investor Relations

Telephone: (512) 728-7800

In addition, you may access the documents incorporated by reference herein free of charge on the SEC’s website. See also “Where You Can Find More Information.”

DELL TECHNOLOGIES INC.

Dell Technologies is a leader in the global technology industry focused on providing broad and innovative technology solutions for the data and AI era. These solutions range from client devices and peripherals to infrastructure solutions across servers, networking, and storage to meet the evolving needs of our customers and drive better business outcomes. With our extensive portfolio and commitment to innovation, we design, deploy, and support secure, integrated solutions that extend from the edge to the core to the cloud. We deliver AI-optimized, software-defined, and cloud native infrastructure solutions across a broad partner ecosystem to help customers address evolving information technology (“IT”) needs, drive outcomes, and capture growth as customer spending priorities evolve.

Dell Technologies operates globally in over 170 countries, supported by a world-class organization across key functional areas, including technology and product development, marketing, sales, services, and financing. We have a number of operational advantages that provide a critical foundation for our success. We provide leading end-to-end solutions across our portfolio of products and services. Our go-to-market operations include an extensive direct sales force, with the ability to build deep customer relationships, and a global network of channel partners. Our global services footprint consists of service and support professionals and vendor-managed service centers that support customers across the world. Our world-class supply chain operates at a significant scale with the ability to remain agile in a variety of environments.

We offer customers choice in how they acquire our solutions, including utility, subscription, as-a-Service, leases, loans, and immediate pay models. These options allow our customers to pay upfront or over time, providing them with operational and financial flexibility.

Our vision is to become the most essential technology partner. We help customers address their IT needs and digital transformation objectives as they embrace today’s changing technology landscape. We intend to realize our vision by executing our strategy of leveraging our strengths to extend our leadership positions and capture new growth.

We believe we are well-positioned in our industry and that our results will continue to benefit from our operational advantages, which position us for long-term growth and value creation while keeping our purpose at the forefront of our decision-making: to create technologies that drive human progress.

Technology is rapidly evolving with demand for simple and holistic solutions as companies navigate an increasingly complex IT environment. To meet our customers’ needs, we invest in research and development, sales, and other key areas of our business to deliver superior products and solutions capabilities and to drive sustainable long-term growth.

The impacts of technological advancement and data expansion continue to be a force for progress as artificial intelligence and generative AI have become the next wave of technological innovation. Through each wave of technological progress, we look to advance our capabilities to change the way we work and make decisions, improve business outcomes and the customer experience, and reduce costs by leveraging new technology to optimize business processes. We believe our differentiated operating advantages, our leadership, and our way of doing business provide a foundation to foster growth, drive efficiencies, and capitalize on each successive wave of innovation in a dynamic industry.

DELL INTERNATIONAL L.L.C., EMC CORPORATION AND THE ADDITIONAL

REGISTRANT GUARANTORS

Each of Dell International and EMC is a direct wholly-owned subsidiary of Dell Inc. and an indirect wholly-owned consolidated subsidiary of Dell Technologies. With respect to the additional Registrant Guarantors, Denali Intermediate Inc. is a direct wholly-owned consolidated subsidiary of Dell Technologies, and Dell Inc. is a direct wholly-owned subsidiary of Denali Intermediate Inc. and an indirect wholly-owned consolidated subsidiary of Dell Technologies. Dell International, EMC, Denali Intermediate Inc. and Dell Inc. are holding companies that directly or indirectly hold all of the operating subsidiaries of Dell Technologies.

CORPORATE INFORMATION

Dell Technologies (under the name Denali Holding Inc.) was incorporated in the State of Delaware in 2013 in connection with the going-private transaction in October 2013 pursuant to which the public stockholders of Dell Inc. received cash for their shares of Dell Inc. common stock. Denali Holding Inc. changed its name to Dell Technologies Inc. on August 25, 2016. In addition, Dell Technologies anticipates changing its jurisdiction of incorporation to Texas, subject to the approval of stockholders. See “Recent Developments.” Our global corporate headquarters is located at One Dell Way, Round Rock, Texas 78682. Our telephone number is (512) 728-7800. Our website is www.dell.com and the Investors page of our website is https://investors.delltechnologies.com. Information contained or linked on our website is not part of, and is not incorporated by reference into, this prospectus.

Dell International (under the name New Dell International LLC) was incorporated in the State of Delaware in 2016 in connection with Dell Technologies’ acquisition of EMC. New Dell International LLC changed its name to Dell International L.L.C. on September 8, 2016. Dell Inc. and Denali Intermediate Inc. were incorporated in the State of Delaware in 1987 and 2013, respectively. The principal address of Dell International, Denali Intermediate Inc. and Dell Inc. is One Dell Way, Round Rock, Texas 78682.

EMC was incorporated in Massachusetts in 1979. EMC’s corporate headquarters are located at 176 South Street, Hopkinton, Massachusetts 01748. EMC’s telephone number is (508) 435-1000.

RECENT DEVELOPMENTS

On May 3, 2026, Dell Technologies’ board of directors unanimously approved changing the jurisdiction of Dell Technologies’ state of incorporation from Delaware to Texas, subject to the approval of our stockholders (the “Redomestication”). The Redomestication, if approved, will be effected through a conversion of Dell Technologies pursuant to Section 266 of the Delaware General Corporation Law and Title 1, Chapter 10, Subchapter C of the Texas Business Organizations Code pursuant to, and in accordance with, a plan of conversion (the “Plan of Conversion”). By operation of the Plan of Conversion and upon consummation of the Redomestication, among other things, Dell Technologies will continue in existence as a Texas corporation and will continue to operate our business under its current name, “Dell Technologies Inc.” In addition, (i) each issued and outstanding share of our Class A, Class B and Class C common stock will be automatically converted into one outstanding share of Class A, Class B and Class C common stock, respectively, of the Texas corporation; and (ii) each outstanding stock option, restricted stock unit, performance stock unit, other equity award or other right to acquire shares of Class C common stock of the Delaware corporation will continue in existence and automatically become a stock option, restricted stock unit, performance stock unit, other equity award or other right to acquire an equal number of shares, respectively, of Class C common stock of the Texas corporation under the same terms and conditions.

RISK FACTORS

Investing in any securities offered pursuant to the registration statement of which this prospectus forms a part involves risks. Before making a decision to invest in any securities, you should carefully consider the risk factors discussed in the Annual Report and in other documents that Dell Technologies files with the SEC that update, supplement or supersede such information, all of which are incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference into this prospectus and in any accompanying prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

The Issuers intend to use the net proceeds from the sales of securities as set forth in the applicable prospectus supplement and/or free writing prospectus.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities covered by this prospectus will be the Issuers’ and, as applicable, Dell Technologies’ and the additional Registrant Guarantors’ senior unsecured obligations. The debt securities will be issued under one or more base indentures, together with related officer’s certificates or supplemental indentures between the Issuers, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), including under the indenture, dated as of January 24, 2023, among the Issuers, the guarantors party thereto (the “Guarantors”) and the Trustee (together with any related supplemental indentures or officer’s certificates, the “Existing Indenture”). We refer herein to each of the Existing Indenture and any other indenture under which debt securities will be issued pursuant to this prospectus as the “Indenture.” The terms of the Indenture and any debt securities issued thereunder will be set forth in the prospectus supplement relating to such debt securities. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized some terms of the Existing Indenture below. We expect that the terms of the Indenture, if other than the Existing Indenture (any such other Indentures, a “New Indenture”), will be substantially similar to the Existing Indenture; however, we will describe the specific terms of the debt securities to be issued under any such New Indenture in a supplement to this prospectus. The below summary of the Existing Indenture is not complete. The Existing Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. You should read the Existing Indenture for a complete statement of the provisions summarized in this prospectus and for provisions that may be important to you. The Existing Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), that are required to be a part of the Existing Indenture and which are deemed to be incorporated into the Existing Indenture and shall, to the extent applicable, be governed by those provisions.

In this section of the prospectus, references to the “Issuers” are to Dell International and EMC and not any of their Subsidiaries. When we refer to specific sections contained in the Existing Indenture or terms defined in the Existing Indenture, including important terms, which we capitalize here, we use them in this prospectus in the same way we use them in the Existing Indenture, and you should refer to the Existing Indenture itself for detailed, specific, legal descriptions thereof.

Summary of the Existing Indenture

General

The Existing Indenture does not limit the amount of debt securities that the Issuers may issue thereunder. To the extent permitted by the Existing Indenture, the Issuers may issue debt securities under the Existing Indenture up to an aggregate principal amount as they may authorize from time to time.

A prospectus supplement relating to the offering of a series of debt securities will include specific terms relating to that series of debt securities. These terms will include some or all of the following:

•	the title of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the Existing Indenture;

•	the price or prices at which the Issuers will sell the debt securities of the series;

•

the Person to whom any interest on the debt securities of the series shall be payable, if other than the Person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the applicable record date;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series are payable;

•	the interest rate and the method for calculating the interest rate;

•	the dates on which interest will be payable and the related record dates;

•

the place or places where the principal of and any premium and interest on the debt securities of the series will be payable, where the debt securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the debt securities of such series and the Existing Indenture may be served, and the method of such payment;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed at the option of the Issuers;

•	any mandatory or optional sinking fund or analogous provisions;

•	the terms, if any, upon which the debt securities of the series may be exchanged for other securities issued by the Issuers;

•	the denominations in which the debt securities of the series will be issuable, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the currency, currencies or currency units in which payment of principal of and any premium and interest on the debt securities of the series shall be payable if other than United States dollars;

•	any index, formula or other method used to determine the amount of payments of principal of and any premium and interest on the debt securities;

•

if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be the principal amount as of any date for any purpose;

•

the applicability of, and any addition to or change in, the covenants or definitions specified in the Existing Indenture as then in effect or in the terms specified in the Existing Indenture as then in effect relating to permitted consolidations, mergers or sales of assets;

•	any additions or deletions or changes to the provisions of the Existing Indenture relating to covenant defeasance and legal defeasance;

•

whether any of the debt securities of such series are to be issuable in temporary or permanent global form or both, and, if so, the depositary for the global securities and the terms and conditions, if any, relating to the exchange of interests in the global securities for the individual securities represented thereby in definitive registered form;

•	the trustee and any authenticating or paying agents, transfer agents or registrars;

•

any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the Trustee or the holders of the debt securities of the series to declare the principal, premium and interest with respect to the debt securities of such series due and payable; and

•

any other terms of the debt securities of the series and the related Security Guarantees, if any (whether or not such other terms are consistent or inconsistent with the provisions of the Existing Indenture and any deletions from or modifications or additions to the Existing Indenture in respect of such debt securities of the series or such Security Guarantees, if any).

Debt securities may be issued as original issue discount securities to be sold at a discount from their principal amount. Furthermore, we may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with, and having the same terms and conditions as, the debt securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities); provided that if such additional debt securities are not fungible with the initial debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have a separate CUSIP number. United States federal income tax consequences and other special considerations applicable to any future debt securities will be described in the prospectus supplement relating thereto.

Ranking

The debt securities will be:

•	senior unsecured obligations of the Issuers;

•	senior in right of payment to any future subordinated indebtedness of the Issuers;

•	pari passu in right of payment with all existing and future senior indebtedness of the Issuers;

•	structurally senior to all existing and future indebtedness and other liabilities of any Person that is a direct or indirect parent of the Issuers; and

•

structurally subordinated to all existing and future indebtedness and other liabilities of Subsidiaries of the Issuers, other than indebtedness and liabilities owed to one of the Issuers or Guarantors.

Security Guarantees

Unless the terms of a particular series of debt securities provide otherwise, the Guarantors, as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally guarantee, on a senior unsecured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuers under any series of debt securities and the Existing Indenture, whether for payment of principal of, premium, if any, or interest on the debt securities of such series, expenses, indemnification or otherwise, on the terms set forth in the Existing Indenture.

As of the date of this prospectus, the Guarantors under the Existing Indenture are Dell Technologies, Denali Intermediate Inc. and Dell Inc. The Security Guarantee of each Guarantor will be:

•	a senior unsecured obligation of such Guarantor;

•	senior in right of payment to all existing and future subordinated indebtedness of such Guarantor;

•	pari passu in right of payment with all existing and future senior indebtedness of such Guarantor; and

•

structurally subordinated to all existing and future indebtedness and other liabilities of Subsidiaries of the Issuers, other than indebtedness and liabilities owed to one of the Issuers or Guarantors.

Release of Security Guarantees

Unless the terms of a particular series of debt securities provide otherwise, each Security Guarantee of a series of debt securities by a Guarantor shall provide by its terms that its obligations under the Existing Indenture with respect to such series and such Security Guarantee shall be automatically and unconditionally released and discharged upon the Issuers exercising the legal defeasance option or covenant defeasance option with respect to such series as described under “Legal Defeasance and Covenant Defeasance” or the Issuers’ obligations under the Existing Indenture with respect to such series being discharged in accordance with the terms of the Existing Indenture.

Merger, Consolidation, Amalgamation or Sale of All or Substantially All Assets

The Issuers and the Guarantors will not merge, consolidate or amalgamate with or into or wind up into, (whether or not such Issuer or Guarantor is the surviving Person), consummate a Division as the Dividing Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of

Dell Technologies and its Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1)

(x) in the case of a Division where an Issuer or Guarantor is the Dividing Person, each Division Successor shall remain or become an Issuer or a Guarantor, as the case may be, and (y) in all other cases, an Issuer or a Guarantor, as the case may be, is the surviving Person or the Person formed by or surviving any such merger, consolidation or amalgamation (if other than an Issuer or a Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company, trust or other entity organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia (in each of clauses (x) and (y), such Issuer, such Guarantor or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company of an Issuer is not a corporation, a co-issuer of the debt securities is a corporation;

(2)

the Successor Company, if other than an Issuer or a Guarantor, expressly assumes, in the case of a Guarantor, all the obligations of such Guarantor under the Existing Indenture and its Security Guarantee and, in the case of an Issuer, all of the obligations of such Issuer under the Existing Indenture and the debt securities, in each case, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee; and

(3)	immediately after such transaction, no Event of Default exists.

The Successor Company will succeed to, and be substituted for, an Issuer or a Guarantor, as the case may be, under the Existing Indenture, the Security Guarantees and the debt securities, as applicable, and such Issuer or Guarantor, as applicable, will automatically be released and discharged from its obligations under the Existing Indenture, the Security Guarantees and the debt securities, as applicable. Notwithstanding the foregoing,

(1)

any Subsidiary of Dell Technologies may merge, consolidate or amalgamate with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to Dell Technologies and any of its Subsidiaries (including the Issuers); and

(2)

an Issuer or a Guarantor may merge, consolidate or amalgamate with or into with an Affiliate of such Issuer or such Guarantor, as the case may be, solely for the purpose of reincorporating such Issuer or such Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof.

Reports and Other Information

To the extent any debt securities are outstanding, Dell Technologies shall deliver to the Trustee any reports, information and documents that Dell Technologies is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 30 days after such report, information or document is required to be filed with the SEC. All such reports, information or documents that Dell Technologies files with the SEC via the SEC’s EDGAR system shall be deemed to be filed with the Trustee and transmitted to holders of debt securities at the time such reports, information or documents are filed via the EDGAR system (or any successor system).

Delivery of the foregoing reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive or actual knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants under the Existing Indenture (as to which the Trustee is entitled to rely exclusively on officer’s certificates).

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events is defined in the Existing Indenture as an “Event of Default” (whatever the reason therefor and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)	the failure to pay the principal of (or premium, if any, on) such series of debt securities when due and payable;

(2)	the failure to pay any interest installment or Additional Amounts on such series of debt securities when due and payable, which failure continues for 30 days;

(3)

the failure by the Issuers to comply for 90 days after written notice given by the Trustee or the holders of not less than 30% in aggregate principal amount of the outstanding debt securities of such series with its covenants or other agreements (other than those described in clause (1) or (2) above) contained in the Existing Indenture; provided that in the case of a failure to comply with the provisions described under “— Reports and Other Information,” such period of continuance of such default or breach shall be 180 days after written notice described in this clause (3) has been given; provided that no such notice may be given with respect to any action taken, and reported publicly or to the holders of debt securities, more than two years prior to such notice; and

(4)	certain events of bankruptcy, insolvency or reorganization involving an Issuer (the “bankruptcy provisions”).

Unless otherwise specified in the applicable prospectus supplement, if an Event of Default enumerated above with respect to the debt securities of any series at the time outstanding shall occur and be continuing, then either the Trustee or the holders of at least 30% in aggregate principal amount of the outstanding debt securities of such series may declare the principal, premium, if any, interest and any other monetary obligations on all the debt securities of such series to be due and payable immediately by a notice in writing to the Issuers (and to the Trustee if given by the holders of such debt securities). At any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by written notice to the Issuers and the Trustee, may, in certain circumstances, rescind and annul such acceleration. If an Event of Default relating to the bankruptcy provisions occurs and is continuing, the principal of and interest on all the debt securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of debt securities.

Subject to certain restrictions, no holder of any debt securities of any series shall have any right to institute any proceeding with respect to the Existing Indenture or the debt securities of such series or for any remedy thereunder, unless such holder previously shall have given to the Trustee written notice of a continuing Event of Default with respect to the debt securities of such series and unless also the holders of not less than 30% in aggregate principal amount of the outstanding debt securities of such series shall have made written request upon the Trustee, and have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with the request, and the Trustee, for 60 days after receipt of such notice, request and offer of indemnity, shall have failed to institute such proceeding and, during such 60-day period, the Trustee shall not have received direction inconsistent with such request in writing by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of, premium, if any, or interest on such note on or after the respective due date expressed in such debt security.

Subject to certain restrictions, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such series, and the Trustee may act at the direction of holders of debt securities without liability. The Trustee, however, may refuse to follow any direction that conflicts with law or the Existing Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a debt security of such series or that would involve the Trustee in personal liability.

If a Default with respect to any series of debt securities occurs and is continuing and the Trustee has received written notice thereof, the Trustee must mail (or otherwise transmit in accordance with the procedures of The Depository Trust Company) to each holder of such series of debt securities notice of the Default within 90 days of having received such notice; provided, that, except in the case of a Default in the payment of principal or premium, if any, or interest on any debt security, the Trustee may withhold from the holders of such series of debt securities notice of any continuing Default if and so long as a committee of the Trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders of such series of debt securities. The Issuers will be required to deliver to the Trustee, within 120 days after the end of each fiscal year of Dell Technologies, an officer’s certificate indicating whether the signer of the certificate knows of any failure by the Issuers or the Guarantors to comply with all conditions and covenants of the Existing Indenture during such fiscal year.

Amendment, Supplement and Waiver

To the extent permitted by the Existing Indenture and subject to the following paragraphs, without the consent of any holders of debt securities, the Issuers, the Guarantors and the Trustee may from time to time amend, supplement or modify the Existing Indenture, including to provide for the issuance of additional debt securities under the Existing Indenture (including Additional Securities of such series, if any).

Subject to certain exceptions, modifications and amendments of the Existing Indenture, the debt securities of one or more series and the Security Guarantees may be made by the Issuers, any Guarantor (with respect to its Security Guarantee) and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of such series (including Additional Securities of such series, if any) then outstanding voting as a single class (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the debt securities of such series), and any past Default or Event of Default with respect to such series of debt securities or compliance in respect of a series of debt securities with any provision of the Existing Indenture, the Security Guarantees or such series of debt securities may be waived with the consent of the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of such series (including Additional Securities of such series, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the debt securities of such series; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any such debt security;

•	reduce the principal amount of, or the rate of interest on, any such debt security;

•	reduce any premium, if any, or redemption price payable upon the redemption of any such debt security;

•	reduce the amount of the principal of an original discount debt security that would be due and payable upon a declaration of acceleration of the maturity thereof;

•	change any place of payment where, or the coin or currency in which, the principal of, premium, if any, or interest on any such debt security is payable;

•

amend the contractual right expressly set forth in the Existing Indenture or any debt security of any holder to institute suit for the enforcement of any payment of principal of, premium, if any, or interest (or Additional Amounts, if any) on such debt security on or after the stated maturity or redemption date of any such debt security;

•

reduce the percentage in aggregate principal amount of the outstanding debt securities of any series, the consent of whose holders is required to approve any such modification or amendment or for any waiver of compliance with certain provisions of the Existing Indenture or of certain Defaults;

•

modify any of the provisions in the Existing Indenture regarding the waiver of past Defaults and the waiver of certain covenants by the holders of each such debt security affected thereby, except to increase any percentage vote required or to provide that certain other provisions of the Existing Indenture may not be modified or waived without the consent of the holder of each debt security affected thereby; or

•	modify any of the above provisions.

Notwithstanding the foregoing, the Issuers, the Guarantors (only with respect to its Security Guarantee, and for the avoidance of doubt excluding any amendment or supplement the sole purpose of which is to add an additional Guarantor) and the Trustee may amend or supplement the Existing Indenture or the debt securities of one or more series and any related Security Guarantee without the consent of any holder:

•	to cure any ambiguity or omission or correct any defect or inconsistency;

•

to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the Existing Indenture, in each case as shall not adversely affect the interests of any holders of the debt securities of such series in any material respect;

•

to evidence the succession of another Person to an Issuer or any Guarantor and the assumption by any such successor of the covenants, agreements and obligations of such Issuer or Guarantor, as the case may be, under the debt securities, the Security Guarantees or the Existing Indenture, as described above under “Merger, Consolidation, Amalgamation or Sale of All or Substantially All Assets”;

•

to surrender any right or power conferred upon the Issuers with respect to such series or to add further covenants, restrictions, conditions or provisions relating to the Issuers or the Guarantors for the protection of the holders of any series of debt securities, and to add any additional defaults or Events of Default for the Issuers’ or any Guarantor’s failure to comply with any such further covenants, restrictions, conditions or provisions;

•	to modify or amend the Existing Indenture (including any supplemental indenture) to make changes as are required for the Existing Indenture to comply with the Trust Indenture Act;

•

to add Security Guarantees with respect to any or all of the debt securities of such series or to release any Guarantor or Security Guarantee if at the time of such release such Guarantor is not otherwise required to be a Guarantor;

•	to add collateral with respect to any or all of the debt securities of such series;

•	to provide for the issuance of Additional Securities in accordance with the terms of the Existing Indenture;

•	to make any change that does not adversely affect the rights of any holder of debt securities of such series;

•	to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the debt securities of such series;

•	to comply with the rules of any applicable securities depositary;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to conform the text of the Existing Indenture, the debt securities, any related Security Guarantee or any security documents to the description of such debt securities contained in this prospectus, any prospectus supplement or any similar document with respect to the offering of the debt securities of such series to the extent such descriptions were intended to be a verbatim recitation of a provision in the Existing Indenture, such debt securities, such Security Guarantee or such security documents;

•

to make any amendment to the provisions of the Existing Indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the Existing Indenture as so amended would not result in such debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not adversely affect the rights of holders to transfer such debt securities; or

•	to establish the forms or terms of debt securities of any series as permitted by the provisions of the Existing Indenture.

The consent of the holders of debt securities is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge

The Existing Indenture provides that, when (1) the Issuers deliver to the Trustee all outstanding debt securities of a series under the Existing Indenture for cancellation or (2) all outstanding debt securities of a series under the Existing Indenture not previously delivered to the Trustee for cancellation have become due and payable, whether at maturity or on a redemption date as a result of the mailing of notice of redemption, will become due and payable within one year, or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and, in the case of clause (2), the Issuers irrevocably deposit with the Trustee U.S. dollars, or U.S. government obligations, or both, sufficient to pay at maturity or upon redemption all such outstanding debt securities of such series, including interest thereon to maturity or such redemption date, and if in either case the Issuers pay all other sums payable by the Issuers under the Existing Indenture with respect to such series of debt securities and satisfy certain other conditions, then the Existing Indenture will, subject to certain exceptions, cease to be of further effect with respect to such series of debt securities; provided, that upon any redemption that occurs prior to a par call date, the amount deposited shall be sufficient for purposes of the Existing Indenture to the extent that an amount is deposited with the Trustee equal to the redemption price calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Redemption Price Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Redemption Price Deficit shall be set forth in an officer’s certificate delivered to the Trustee simultaneously with the deposit of such Redemption Price Deficit that confirms that such Redemption Price Deficit shall be applied toward such redemption.

Legal Defeasance and Covenant Defeasance

The Existing Indenture provides that the Issuers may elect with respect to any series of debt securities either (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, certain obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from their obligations to comply with the restrictive covenants under the Existing Indenture, and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to such debt securities, and clause (3) under “Events of Default” will no longer be applied (“covenant defeasance”). If the Issuers exercise their legal defeasance option or their covenant defeasance option with respect to a series of debt securities, each Guarantor will be released from all of its obligations with respect to its Security Guarantee with respect to such series of debt securities. Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by the Issuers with the Trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations (that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount), or both, sufficient in the opinion of a nationally recognized public accounting firm to pay the principal or premium, if any, and interest on the applicable debt securities on the scheduled due dates therefor.

If the Issuers effect covenant defeasance with respect to any series of debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than under clause (3) under “Events of Default,” the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the Trustee will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, the Issuers would remain liable to make payment of such amounts due at the time of acceleration.

To effect legal defeasance or covenant defeasance, the Issuers will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance will not cause the holders of the applicable debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If the Issuers elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form.

Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the office or agency designated by the Issuers. Global securities name a depositary or its nominee as the owner of the debt securities represented by the global securities.

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary.

Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the Existing Indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the Existing Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Existing Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the Existing Indenture, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal (or premium, if any) and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, and will be the responsibility of those participants.

We may at any time and in our sole discretion decide not to have any of the securities represented by one or more global securities. If we make that decision, we will issue securities in definitive form in exchange for the global security or securities representing those securities. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the Trustee or relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

Concerning the Trustee

The Trustee is The Bank of New York Mellon Trust Company, N.A., which maintains its corporate trust offices at 601 Travis Street, 16th Floor, Houston, Texas 77002. The Trustee provides certain corporate trust services to us in the ordinary course of business and may provide such services in the future. The Trustee is the trustee under indentures covering certain of our outstanding notes and debentures.

The Existing Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of an Issuer or a Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign as Trustee.

The Existing Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person under the circumstances in the conduct of his own affairs. The Trustee is under no obligation to exercise any of its rights or powers under the Existing Indenture at the request of any holders of debt securities, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Existing Indenture is governed by, and construed in accordance with, the laws of the State of New York. The Existing Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Existing Indenture and is, to the extent applicable, governed by such provisions.

Certain Compliance Determinations

The Existing Indenture provides that, if a Guarantor is either (1) a direct or indirect parent company of Dell Technologies and does not hold any material assets other than the Equity Interests of Dell Technologies or (2) a direct or indirect wholly-owned subsidiary of Dell Technologies and does not hold any material assets other than the Equity Interests of the Issuers and their direct or indirect parent companies (in each case, as determined in good faith by the board of directors (or similar governing body) or senior management of such Guarantor), any calculations or measures that are stated to be determined with reference to Dell Technologies’ financial statements may be determined with reference to such Guarantor’s financial statements instead.

PLAN OF DISTRIBUTION

The Issuers may sell the offered securities from time to time in one or more transactions: (a) through agents; (b) through underwriters or dealers; (c) in the over-the-counter market; (d) in privately negotiated transactions; (e) directly to one or more purchasers; or (f) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in a prospectus supplement.

VALIDITY OF SECURITIES

The validity and enforceability of the securities will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. An investment vehicle comprised of several partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others own interests representing less than 1% of the capital commitments of funds affiliated with Silver Lake Management Company III, L.L.C. and Silver Lake Management Company IV, L.L.C.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 30, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$

$   % Senior Notes due 20

$   % Senior Notes due 20

$   % Senior Notes due 20

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays

BofA Securities

Goldman Sachs & Co. LLC

HSBC

J.P. Morgan

PNC Capital Markets LLC